                                                                         ANNEX A

                            ASSET PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 8, 1996

                                     AMONG

                              QUIXOTE CORPORATION

                            DISC MANUFACTURING, INC.

                                  CINRAM LTD.

                                      AND

                                  CINRAM INC.

                                       62
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                               TABLE OF CONTENTS

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                                                            ARTICLE I
                                                           DEFINITIONS

  1.1. Definitions.........................................................................................................    A-1

                                                            ARTICLE II
                                                        PURCHASE AND SALE
  2.1. Purchased Assets....................................................................................................    A-6
  2.2. Excluded Assets.....................................................................................................    A-8
  2.3. Assumed Liabilities.................................................................................................    A-8
  2.4. Excluded Liabilities................................................................................................    A-8

                                                           ARTICLE III
                                                          PURCHASE PRICE
  3.1. Purchase Price......................................................................................................   A-10
  3.2. Allocation of Purchase Price........................................................................................   A-10
  3.3. Determination of Purchase Price.....................................................................................   A-10
  3.4. Option to Terminate.................................................................................................   A-11

                                                            ARTICLE IV
                                                             CLOSING
  4.1. Closing Date........................................................................................................   A-11
  4.2. Payment on the Closing Date.........................................................................................   A-11
  4.3. Deliveries of Parent and/or Cinram..................................................................................   A-11
  4.4. Deliveries of Quixote and/or DMI....................................................................................   A-12

                                                            ARTICLE V
                                        REPRESENTATIONS AND WARRANTIES OF QUIXOTE AND DMI
  5.1. Organization of Quixote and DMI.....................................................................................   A-14
  5.2. Subsidiaries and Investments........................................................................................   A-14
  5.3. Authority...........................................................................................................   A-14
  5.4. Financial Statements................................................................................................   A-15
  5.5. Operations Since September 30, 1996.................................................................................   A-15
  5.6. No Undisclosed Liabilities..........................................................................................   A-17
  5.7. Taxes...............................................................................................................   A-17
  5.8. Availability of Assets..............................................................................................   A-18
  5.9. Governmental Permits................................................................................................   A-18
  5.10. Owned Real Property.................................................................................................   A-9
  5.11. Real Property Leases................................................................................................   A19
  5.12. Condemnation........................................................................................................   -19
  5.13. Personal Property...................................................................................................  A-19
  5.14. Personal Property Leases............................................................................................  A-19
  5.15. Intellectual Property; Software.....................................................................................  A-20
  5.16. Accounts Receivable; Inventories....................................................................................  A-21
  5.17. Title to Property...................................................................................................  A-22
  5.18. Employee Benefit Plans..............................................................................................  A-22
  5.19. Requirements of Laws Relating to Employees..........................................................................  A-25
  5.20. Contracts...........................................................................................................  A-25

                                      A-i
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  5.21. Status of Contracts.................................................................................................   A-26
  5.22. No Violation, Litigation or Regulatory Action.......................................................................   A-26
  5.23. Environmental Matters...............................................................................................   A-27
  5.24. Insurance...........................................................................................................   A-28
  5.25. Customers and Suppliers.............................................................................................   A-28
  5.26. Budget..............................................................................................................   A-28
  5.27. Warranties..........................................................................................................   A-28
  5.28. No Finder...........................................................................................................   A-28
  5.29. Financial Information...............................................................................................   A-28
  5.30. Accrued Vacation and Other Remuneration.............................................................................   A-28
  5.31. Employee Claims.....................................................................................................   A-28
  5.32. Disclosure..........................................................................................................   A-29

                                                            ARTICLE VI
                                       REPRESENTATIONS AND WARRANTIES OF PARENT AND CINRAM
  6.1. Organization of Parent and Cinram...................................................................................   A-29
  6.2. Authority...........................................................................................................   A-29
  6.3. No Finder...........................................................................................................   A-30
  6.4. Financial Capacity..................................................................................................    A-30

                                                           ARTICLE VII
                                                 ACTION PRIOR TO THE CLOSING DATE
  7.1. Investigation by Parent and Cinram..................................................................................   A-30
  7.2. Preserve Accuracy of Representations and Warranties.................................................................   A-30
  7.3. Consents of Third Parties; Governmental Approvals...................................................................   A-31
  7.4. Operations Prior to the Closing Date................................................................................   A-31
  7.5. Notification by Quixote and DMI of Certain Matters..................................................................   A-33
  7.6. Antitrust Law Compliance............................................................................................   A-33
  7.7. Commitment for Title Insurance and Survey...........................................................................   A-34
  7.8. Quixote Stockholder Meeting.........................................................................................   A-34

                                                           ARTICLE VIII
                                                      ADDITIONAL AGREEMENTS
  8.1. Covenant Not to Compete or Solicit Business.........................................................................   A-34
  8.2. Production of Replacement Products..................................................................................   A-35
  8.3. Taxes...............................................................................................................   A-35
  8.4. Discharge of Liabilities............................................................................................   A-37
  8.5. Employees and Employee Benefit Plans................................................................................   A-37
  8.6. Cooperation with Quixote Regarding Certain Litigation...............................................................   A-40
  8.7. Change in Corporate Name............................................................................................   A-40
  8.8. No Solicitation.....................................................................................................   A-40
  8.9. Third Party Standstill Agreements...................................................................................   A-40

                                                            ARTICLE IX
                                     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND CINRAM
  9.1. No Misrepresentation or Breach of Covenants and Warranties..........................................................   A-41
  9.2. No Changes or Destruction of Property...............................................................................   A-41
  9.3. No Restraint or Litigation..........................................................................................   A-41
  9.4. Necessary Governmental Approvals....................................................................................   A-41
  9.5. Necessary Consents..................................................................................................   A-41
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                                      A-ii
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  9.6. Title Insurance and Survey..........................................................................................   A-41
  9.7 Quixote Stockholder Approval........................................................................................    A-42
  9.8 Absence of Material Environmental Liabilities.......................................................................    A-42
  9.9 Bank Accounts.......................................................................................................    A-42

                                                            ARTICLE X
                                      CONDITIONS PRECEDENT TO OBLIGATIONS OF QUIXOTE AND DMI
 10.1. No Misrepresentation or Breach of Covenants and Warranties..........................................................   A-42
 10.2. No Restraint or Litigation..........................................................................................   A-42
 10.3. Necessary Governmental Approvals....................................................................................   A-42
 10.4. Quixote Stockholder Approval........................................................................................   A-42

                                                            ARTICLE XI
                                                         INDEMNIFICATION
 11.1. Indemnification by Quixote and DMI..................................................................................   A-43
 11.2. Indemnification by Cinram...........................................................................................   A-44
 11.3. Notice of Claims....................................................................................................   A-45
 11.4. Third Person Claims.................................................................................................   A-45
 11.5. Indemnification Payments on After-Tax Basis.........................................................................    A-4

                                                           ARTICLE XII
                                                           TERMINATION
 12.1. Termination.........................................................................................................   A-46
 12.2. Notice of Termination...............................................................................................   A-47
 12.3. Effect of Termination...............................................................................................   A-47

                                                           ARTICLE XIII
                                                        GENERAL PROVISIONS
 13.1. Survival of Obligations.............................................................................................   A-48
 13.2. Confidential Nature of Information..................................................................................   A-48
 13.3. No Public Announcement..............................................................................................   A-48
 13.4. Notices.............................................................................................................   A-48
 13.5. Successors and Assigns..............................................................................................   A-50
 13.6. Access to Records after Closing.....................................................................................   A-50
 13.7. Entire Agreement; Amendments........................................................................................   A-51
 13.8. Interpretation......................................................................................................   A-51
 13.9. Waivers.............................................................................................................   A-51
 13.10. Expenses; Other Rights..............................................................................................   A-51
 13.11. Partial Invalidity..................................................................................................   A-52
 13.12. Execution in Counterparts...........................................................................................   A-52
 13.13. Further Assurances..................................................................................................   A-52
 13.14. Governing Law.......................................................................................................   A-53
 13.15. Submission to Jurisdiction..........................................................................................   A-53
 13.16. Substitution of Purchaser...........................................................................................   A-53
 13.17. Guarantee of Performance............................................................................................   A-53
 13.18. Punitive Damages....................................................................................................   A-53

                                     A-iii
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                               LIST OF SCHEDULES

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
   2.2     Excluded Assets
   2.3(b)  Assumed Contracts
   2.4(h)  Long-term Liabilities and Obligations
   3.1     Valuation Date Statement
   4.3(e)  Terms and Conditions of the Huntsville Facility Sublease
   4.3(f)  Terms and Conditions of the Consulting Agreement
   5.1     Jurisdictions in which DMI Carrying on Business
   5.2     Ownership in Subsidiaries and Other Companies
   5.3     Breaches; Assignable Contracts
   5.4     Audited Financial Statements of Quixote
   5.5(a)  Material Adverse Changes Since September 30, 1996
   5.5(b)  Exceptions to Ordinary Course Operations
   5.6     Undisclosed Liabilities
   5.7     Taxes
   5.8     Unavailable Assets; Material Services to the Business
   5.9     Governmental Permits
   5.10    Owned Real Property
   5.11    Real Property Leases
   5.13    Personal Property
   5.15    Intellectual Property and Software
   5.17    Exceptions to Marketable Title
   5.18    ERISA Benefit Plans
           (a) ERISA Benefit Plans
           (b) Non-ERISA Commitments
           (e) Administration of ERISA Benefit Plans
           (i) Employees and Commission Salespersons; Compensation
           (j) Conflicts of Interest; Illegal Payments; SEC Investigations
   5.19    Compliance with Employment Laws; Collective Bargaining Relationships
   5.20    Contracts
   5.21    Enforceability and Assignability of Sellers' Agreements
   5.22    Requirements of Laws, Court Orders and Litigation
   5.23    Exceptions to Environmental Compliance
   5.24    Insurance
   5.26    1997 Operation Plan
   5.27    Form of Warranty; Warranty Expenses
   8.5(c)  Employee Benefits
   9.5     Necessary Consents

    ASSET PURCHASE AGREEMENT dated as of December 8, 1996 among CINRAM LTD. a Canadian corporation ("Parent"), CINRAM INC., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Cinram"), QUIXOTE CORPORATION, a Delaware corporation ("Quixote"), and DISC MANUFACTURING, INC., a Delaware corporation and a wholly-owned subsidiary of Quixote ("DMI").

    WHEREAS, Quixote is, among other things, engaged, primarily through DMI, in the business of manufacturing audio compact discs and CD-ROM discs for entertainment, data storage, multimedia and education applications (the "Business") in its facilities located in Anaheim, California and Huntsville, Alabama (the "Facilities"); and

    WHEREAS, Quixote and DMI desire to sell to Cinram, and Cinram desires to purchase from Quixote and DMI, on a going concern basis (but only to the extent hereinafter provided), all of the assets, properties and other rights used in, dedicated to or necessary for the Business (except as otherwise expressly provided herein), on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the covenants and other agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be contractually bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified in this Section 1.1, which terms shall be equally applicable to both the singular and plural forms thereof. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and of this Agreement.

    "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

    "AGREED ACCOUNTING PRINCIPLES" means United States generally accepted accounting principles consistently applied; PROVIDED, HOWEVER, that, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the 1996 audited financial statements of Quixote contained in Schedule 5.4.

    "ALLOCATION SCHEDULE" has the meaning specified in Section 3.2.

    "ASSUMED CONTRACTS" means the contracts and agreements described on Schedule 2.3(b).

    "ASSUMED LIABILITIES" has the meaning specified in Section 2.3.

    "BUSINESS" has the meaning specified in the first recital clause to this Agreement.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., any amendments thereto, any successor statutes and any regulations promulgated thereunder.

    "CERTIFIED VALUATION DATE STATEMENT" has the meaning specified in Section 3.3(a).

    "CINRAM" has the meaning specified in the first paragraph of this Agreement.

    "CINRAM ANCILLARY AGREEMENTS" means all agreements, instruments and documents to be executed and delivered by Cinram pursuant to this Agreement.

    "CINRAM'S 401(K) PLAN" has the meaning specified in Section 8.5(c).

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    "CINRAM GROUP MEMBER" means Cinram, its Affiliates and their respective successors and assigns.

    "CLAIM NOTICE" has the meaning specified in Section 11.3(a).

    "CLOSING" means the closing of the sale of the Business and the Purchased Assets to Cinram.

    "CLOSING DATE" has the meaning specified in Section 4.1.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated August 7, 1996, as amended October 30, November 13, November 22, November 25 and December 8, 1996, between Parent and Quixote.

    "CONSULTING AGREEMENT" has the meaning specified on Schedule 4.3(f).

    "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste or any constituent of any such substance or waste.

    "CONTEMPORANEOUS TAKEOVER PROPOSAL" has the meaning specified in Section 13.10(b).

    "COOPERS & LYBRAND" means Coopers & Lybrand L.L.P., independent public accountants for Quixote and DMI.

    "COPYRIGHTS" means United States and foreign copyrights, copyrightable works and maskworks, whether registered or unregistered, common law copyright rights, pending applications to register the same and renewals or reversionary interests related thereto.

    "COURT ORDER" means any judgment, order, award or decree of any federal, state, local, foreign or other court or tribunal and any award in any arbitration proceeding.

    "DMI" has the meaning specified in the first paragraph of this Agreement.

    "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in or exception to title, covenant, condition or other restriction of any kind.

    "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law or (ii) any damages arising from, or any costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

    "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to any federal, state, local or foreign law or regulation relating to or addressing the environment, health or safety, including, but not limited to, CERCLA, OSHA and RCRA, any state equivalent thereof or any common law obligation predicated on a Release of a Containment.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA AFFILIATE" means: (i) any corporation which on, or at any time during the six-year period ending on, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Quixote or DMI; (ii) any partnership, trade or business (whether or not incorporated) which on, or at any time during the six-year period ending on, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with Quixote or DMI; and (iii) any entity which on, or at any time during the six-year period ending on, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Quixote, DMI, any corporation described in clause (i) of this definition or any partnership, trade or business described in clause (ii) of this definition.

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    "ERISA BENEFIT PLANS" has the meaning specified in Section 5.18(a).

    "EXCLUDED ASSETS" has the meaning specified in Section 2.2.

    "EXCLUDED TAXES" has the meaning specified in Section 8.3(a).

    "EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

    "FACILITIES" has the meaning specified in the first recital clause to this Agreement.

    "GOVERNMENTAL BODY" means any government or political subdivision, whether federal, state, local or foreign, or any agency, authority or instrumentality of any such government or political subdivision.

    "GOVERNMENTAL PERMITS" has the meaning specified in Section 5.9.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "HUNTSVILLE FACILITY SUBLEASE" has the meaning specified in Section 4.3(e).

    "HUNTSVILLE OWNED REAL PROPERTY" means the Owned Real Property described under the subparagraph b. caption "Huntsville" on Schedule 5.10.

    "INDEMNIFIED PARTY" has the meaning specified in Section 11.3(a).

    "INDEMNITOR" has the meaning specified in Section 11.3(a).

    "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets.

    "IRS" means the Internal Revenue Service.

    "KPMG" means KPMG Peat Marwick Thorne, independent accountants for Parent and Cinram.

    "LATER TAKEOVER PROPOSAL" has the meaning specified in Section 13.10(d).

    "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges incurred in connection with any claim, action, suit or proceeding indemnified against hereunder.

    "NON-ERISA COMMITMENTS" has the meaning specified in Section 5.18(b).

    "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ., any amendments thereto, any successor statutes and any regulations promulgated thereunder.

    "OWNED REAL PROPERTY" has the meaning specified in Section 5.10.

    "OWNED SOFTWARE" has the meaning specified in Section 5.15(g).

    "PARENT" has the meaning specified in the first paragraph of this Agreement.

    "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, expired patents, inventions (whether or not patentable) and improvements thereto.

    "PENSION PLANS" has the meaning specified in Section 5.18(a).

    "PERMISSIBLE PAYMENTS" means cash payments by DMI to Quixote during the period commencing October 1, 1996 and ending at the close of business on the day preceding the Closing Date in respect of such period, but only if made in the ordinary course of business consistent with past practice, for the following purposes: (i) employee and DMI matching contributions to

Quixote's 401(k) Plan on behalf of DMI employees, which are to be remitted promptly by Quixote to the Trustee for such Plan; (ii) royalty payments due to U.S. Phillips Corporation by DMI, which are to be remitted promptly by Quixote to such corporation; (iii) Taxes, including payroll withholding taxes, owed by DMI to Governmental Bodies in connection with DMI's employees, which are to be remitted promptly by Quixote to the appropriate Governmental Bodies; (iv) amounts for the legal defense reserve account maintained on Quixote's books, but not to exceed a royalty of $.03 per unit (which may be payable to S. A. Thomson) and a royalty of $.013 per unit (which may be payable to Discovision Associates); (v) reimbursement of base compensation, benefits and expenses paid by Quixote to Myron R. Shain; (vi) sums due as the allocated cost of property and health insurance for the benefit of DMI, which sums are to be remitted promptly to the appropriate insurance carriers by Quixote on behalf of DMI; and
(vii) reimbursement of amounts paid by Quixote to Paul Ray Bernstrom pursuant to Search No. 6-05-078.

    "PERMITTED ENCUMBRANCES" means: (i) liens for taxes and other governmental charges and assessments which are not yet due and payable; (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; and (iii) other liens or imperfections of title which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection; PROVIDED, HOWEVER, that this term shall not include any Encumbrance (iv) arising under ERISA or the Code or otherwise in connection with, or in any way related to, any "employee benefit plan," as defined in Section 3(3) of ERISA, or any plan, policy, trust, understanding, arrangement or agreement of any kind described in clause (A) or (B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof) or (v) relating to any security interest in any Intellectual Property.

    "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

    "PURCHASE PRICE" has the meaning specified in Section 3.1.

    "PURCHASED ASSETS" has the meaning specified in Section 2.1.

    "QUIXOTE" has the meaning specified in the first paragraph of this Agreement.

    "QUIXOTE'S 401(K) PLAN" has the meaning specified in Section 8.5(d).

    "QUIXOTE STOCKHOLDER MEETING" has the meaning specified in Section 7.8.

    "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901 ET SEQ., any amendments thereto, any successor statutes and any regulations promulgated thereunder.

    "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of the Facilities, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Sellers' Property.

    "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

    "REQUIREMENTS OF LAWS" means all federal, state, local or foreign laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, any thereof pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) and all requirements of common law.

    "SELF INSURED PLANS" has the meaning specified in Section 5.18(e).

    "SELLERS' AGREEMENTS" has the meaning specified in Section 5.21.

    "SELLERS' ANCILLARY AGREEMENTS" means all agreements, instruments and documents to be executed and delivered by DMI or Quixote, as the case may be, pursuant to this Agreement.

    "SELLERS' GROUP MEMBER" means Quixote and DMI, their Affiliates and their respective successors and assigns.

    "SELLERS' PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or any other asset owned, leased or operated by DMI, or Quixote with respect to the Business, and used in, dedicated to or necessary for the Business.

    "SIGNIFICANT SUBSIDIARY" has the meaning specified in Section 8.8.

    "SOFTWARE" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages and related documentation and materials, whether in source code, object code or human readable form.

    "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Closing Date.

    "SUBSIDIARIES" has the meaning specified in Section 5.2(b).

    "SUBSIDIARY ERISA AFFILIATE" means: (i) any corporation which on, or at any time during the six-year period ending on, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Subsidiary; (ii) any partnership, trade or business (whether or not incorporated) which on, or at any time during the six-year period ending on, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with any Subsidiary; and (iii) any entity which on, or at any time during the six-year period ending on, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Subsidiary, any corporation described in clause (i) of this definition or any partnership, trade or business described in clause (ii) of this definition.

    "SUPERIOR PROPOSAL" has the meaning specified in Section 8.8.

    "TAKEOVER PROPOSAL" has the meaning specified in Section 8.8.

    "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, privilege, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any Tax sharing arrangement or Tax indemnity agreement.

    "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (together with any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

    "TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress, trade names and Internet addresses or "URL's," whether registered or unregistered, common law trademark rights and pending applications to register any of the foregoing.

    "TRADE SECRETS" means confidential ideas and information, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans or other proprietary information or materials.

    "TRANSFERRED EMPLOYEE" has the meaning specified in Section 8.5(a).

    "VALUATION DATE STATEMENT" means Schedule 3.1, which is intended to set forth the net assets of the Business as at September 30, 1996, and which, as set forth in Section 3.3(a), is to be audited as at such date by Coopers & Lybrand. As specified in Section 3.3(a), in connection with such audit, Coopers & Lybrand shall determine that Schedule 3.1 properly reflects the net book value of the assets of DMI as set forth on the audited balance sheet of DMI as at September 30, 1996 in accordance with Agreed Accounting Principles, adjusted for the following:

     (i) the exclusion of the Excluded Assets to the extent these assets would otherwise be included in the net book value of DMI;

    (ii) the inclusion of the book value of Quixote's investment in Prospectus Plus, Inc. (25,000 shares of Series A Preferred Stock, with an option to purchase 31,250 additional shares), Myriad Entertainment, Inc. (1,000 shares) and Emerald Multimedia, Inc. (250,000 shares of Series A Preferred Stock)

    (iii) the exclusion of:

        (A) all intercompany loans and payables;

        (B) all long-term indebtedness (including the option/obligation to repurchase the Agency Parcel under the Disposition and Development Agreement dated August 30, 1994 among DMI, the Anaheim Redevelopment Agency and the City of Anaheim, but excluding the Rand McNally Media Services, Inc. advance);

        (C) any assets or liabilities related to Taxes (including income, franchise, sales and current and deferred Taxes), other than those liabilities in respect of Taxes specifically reserved for in
            Schedule 3.1;

        (D) royalty payments and reserves for the legal defense reserve account; and

        (E) accrued legal expenses, roof repairs related to the Huntsville Owned Real Property and additional Huntsville IDB option).

    "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. SectionSection 2101 ET SEQ.

    "WELFARE PLANS" has the meaning specified in Section 5.18(a).

                                   ARTICLE II
                               PURCHASE AND SALE

    2.1. PURCHASED ASSETS. On the Closing Date, Quixote and DMI shall deliver to Cinram one or more bills of sale and instruments of assignment and one or more grant deeds to effectuate the sale, assignment, transfer and conveyance of the Business and the Purchased Assets. Subject to Section 2.2 and upon the terms and subject to the conditions of this Agreement, at the Closing, DMI and Quixote shall sell, transfer, assign, convey and deliver to Cinram, and Cinram shall purchase, on a going concern basis (but only to the extent herein provided), free and clear of all Encumbrances (other than Permitted Encumbrances), the Business and all assets and properties of DMI, and Quixote with respect to the Business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used in, dedicated to or necessary for the Business, as the same shall exist on the Closing Date (herein collectively referred to as the "Purchased Assets"), including, without limitation, all right, title and interest of DMI and Quixote in, to and under the following:

         (a) all of the assets reflected on the Certified Valuation Date Statement, other than any assets disposed of or otherwise converted into cash after September 30, 1996 in the ordinary course of business and in compliance with this Agreement;

         (b) all cash and cash equivalents, including deposits and prepaid expenses (other than Excluded Assets);

         (c) except as provided in Section 2.2, all notes and accounts receivable generated by the Business;

         (d) all raw materials, supplies, work-in-process and other materials included in the inventory of the Business;

         (e) the Governmental Permits;

         (f) the Owned Real Property (other than the Huntsville Owned Real Property) listed on Schedule 5.10;

         (g) the real estate leases and leasehold improvements listed or described on Schedule 5.11;

         (h) the machinery, equipment, vehicles, furniture and other personal property listed or described on Schedule 5.13;

         (i) the personal property leases listed on Schedule 5.14;

         (j) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), and the agreements, contracts, licenses, sublicenses, assignments and indemnities, listed on Schedule 5.15 (except as otherwise noted thereon);

         (k) the Software listed on Schedule 5.15 (except as otherwise noted thereon);

         (l) the contracts, agreements or understandings listed or described on
    Schedule 2.3(b)(except as otherwise noted thereon);

        (m) all Trade Secrets and other proprietary or confidential information used in, dedicated to or necessary for the Business;

         (n) except with respect to the litigation specifically so indicated on
    Schedule 5.22, all rights, claims or causes of action against third Persons relating to the assets and properties described in this Section 2.1 or the Business arising out of transactions occurring prior to the Closing Date;

         (o) all books and records (including all data and other information stored on discs, tapes or other media) relating to the assets and properties described in this Section 2.1 or the Business;

         (p) Quixote's and DMI's interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the Business; and

         (q) except as otherwise expressly provided in this Section 2.1: (i) all of Quixote's and DMI's other rights, titles and interests in and to the Business, including, without limitation, any of their business activities relating to the manufacture, sale and distribution of multimedia and/or optical discs; (ii) all of Quixote's and DMI's right, title and interest in and to Prospectus Plus, Inc., Emerald Multimedia, Inc., DMI do Brazil Ltd. and Myriad Entertainment, Inc.; and (iii) all of Quixote's and DMI's right, title and interest in and to the names "Disc Manufacturing, Inc." and "DMI."

    Quixote has advised Parent that, in furtherance of its publicly announced plan to establish a laser video division, Quixote and DMI will be transferring, prior to the Closing, certain of the assets (but none of the liabilities) described above located in Anaheim, California to a wholly-owned subsidiary solely in exchange for shares of capital stock of such subsidiary (and for no other consideration). In lieu of transferring such assets as above provided, Quixote and DMI shall transfer to Cinram good and valid title to all of the issued and outstanding shares of capital stock of such subsidiary, free and clear of all Encumbrances or other claims, together with the unconditional representation and warranty of Quixote and DMI that such subsidiary has no liabilities, whether absolute, contingent, accrued or otherwise. Such shares of capital stock shall constitute "Purchased Assets."

    2.2. EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.1, the Purchased Assets shall not include, and there shall not be sold, transferred, assigned, conveyed or delivered to Cinram: (i) the assets listed on Schedule 2.2; (ii) except as expressly provided in Section 8.5(d), Quixote's and DMI's rights to any assets set aside in trust with respect to any ERISA Benefit Plan and identified as such on Schedule 2.2; and (iii) Quixote's and DMI's rights with respect to any ERISA Benefit Plan and Non-ERISA Commitment, other than any Non-ERISA Commitment which constitutes an Assumed Contract (hereinafter referred to as the "Excluded Assets").

    2.3. ASSUMED LIABILITIES. On the Closing Date, Cinram shall deliver to Quixote and DMI an instrument of assumption, pursuant to which Cinram shall assume and agree to discharge the following obligations and liabilities of the Business in accordance with the respective terms thereof, subject, in each case, to all of the respective conditions thereof:

         (a) accounts payable and other current liabilities of the Business on the Closing Date arising and continuing in the ordinary course of business;

         (b) all liabilities and obligations of the Business under the Assumed Contracts after the Closing Date;

         (c) all liabilities in respect of Taxes for which Cinram shall become liable pursuant to Section 8.3; and

         (d) unless constituting an Excluded Liability, all liabilities and obligations of whatever kind or description of the type required to be reflected on the Certified Valuation Date Statement based upon events, conditions or circumstances related to, associated with or arising out of the conduct of the Business and occurring after September 30, 1996, but only if such liability or obligation (i) shall have been incurred in the ordinary course of business consistent with past practice and in compliance with this Agreement or (ii) shall not be material in amount; PROVIDED, HOWEVER, that nothing in this Section 2.3(d) shall be deemed to modify or limit (iii) any representation or warranty contained in Article V or any covenant or obligation of Quixote or DMI contained in this Agreement or any Sellers' Ancillary Agreement or (iv) the obligation of Quixote and DMI to indemnify each Cinram Group Member as provided in Article XI.

    The foregoing liabilities and obligations to be assumed by Cinram (excluding all Excluded Liabilities) are referred to herein as the "Assumed Liabilities."

    2.4. EXCLUDED LIABILITIES. Neither Parent nor Cinram shall assume or be obligated to pay, perform or otherwise discharge any liability or obligation of DMI, Quixote or the Business, direct or indirect, known or unknown, absolute or contingent, not expressly assumed by Cinram pursuant to the instrument of assumption delivered pursuant to Section 2.3 (all such unassumed liabilities and obligations being herein referred to as the "Excluded Liabilities"). Anything in
Section 2.3 to the contrary notwithstanding, each of the following shall constitute Excluded Liabilities for all purposes of this Agreement:

         (a) all liabilities in respect of Taxes for which Quixote and DMI are liable pursuant to Section 8.3;

         (b) except as set forth on the Certified Valuation Date Statement, all intercompany payables and other liabilities or obligations of the Business to Quixote or any of its Affiliates;

         (c) except as otherwise expressly provided in this Agreement, all costs and expenses incurred by Quixote and DMI incident to their negotiation and preparation of this Agreement and their performance of and compliance with the terms, conditions and agreements contained herein;

         (d) all liabilities and obligations in respect of the Excluded Assets (other than ordinary and necessary expenses related to the Business which are incurred after the date hereof and prior to the Closing Date in conformity with this Agreement and which become payable after the Closing
    Date);

         (e) all accrued liabilities of whatever kind or description required to be reflected on the Certified Valuation Date Statement in accordance with Agreed Accounting Principles which were not reflected thereon as a dollar amount;

         (f) all liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of the Owned Real Property or any of the Facilities on or prior to the Closing Date or
    (ii) the operation of the Business on or prior to the Closing Date, in each case incurred or imposed by any Environmental Law (including, without limitation, any Release of any Contaminant on, at or from (A) the Owned Real Property or the Facilities, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property, or (B) any real property or facility owned by a third Person to which Contaminants generated by the Business were sent prior to the Closing Date;

         (g) except as otherwise expressly provided in this Agreement, any liability or obligation of Quixote or DMI based upon or arising under this Agreement;

         (h) except as set forth on Schedule 2.4(h), all long-term liabilities and obligations of DMI, Quixote and the Business;

         (i) except as otherwise indicated on Schedule 5.22, all liabilities in respect of claims, litigation and proceedings (i) based upon events, conditions or circumstances occurring or existing on or prior to September 30, 1996 or (ii) described on Schedule 5.22, including, without limitation, the legal proceedings related to the following cases: QUIXOTE CORPORATION V. LASERVIDEO ACQUISITION CORPORATION; THOMSON S. A. V. TIME WARNER, ET AL.; DISC MANUFACTURING, INC. V. PIONEER AND DISCOVISION; AND DISCOVISION ASSOCIATES V. DISC MANUFACTURING, INC.;

         (j) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products manufactured, distributed or sold by the Business or services performed by the Business on or prior to September 30, 1996;

         (k) any recalls on or after September 30, 1996 mandated by any Governmental Body of the products manufactured, distributed or sold by the Business on or prior to September 30, 1996;

         (l) any obligation to provide parts and service on, or to repair or replace, any disc products manufactured, distributed or sold by the Business on or prior to September 30, 1996, except to the extent of the reserves provided therefor on the Certified Valuation Date Statement; and

        (m) anything in the preceding clauses of this Section 2.4 to the contrary notwithstanding, all liabilities and obligations in connection with, or in any way related to, the current or former officers, directors, employees and consultants of Quixote, DMI or their Affiliates or the Business arising in connection with, or in any way related to, their employment or termination of employment at any time, including, but not limited to, all liabilities and obligations (including Taxes) arising under, or otherwise in connection with or in any way related to, any "employee benefit plan," as defined in Section 3(3) of ERISA, or any plan, policy, trust, understanding, arrangement or agreement of any kind described in clause (A) or (B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof); PROVIDED, HOWEVER, that any liability or obligation to make any vacation or sick pay payments after the Closing to the Transferred Employees pursuant to any vacation or sick pay plan disclosed pursuant to Section 5.18, and any liability to make payments after the Closing of wages, salary or commissions to the Transferred Employees at the rates indicated on Schedule 5.18(i), shall not constitute an Excluded Liability to the extent such payments are not made prior to the Closing and are either reserved for on the Certified Valuation Date Statement or properly accrue after September 30, 1996 and prior to the Closing Date, and shall not be paid prior to the Closing.

    Any of the foregoing Excluded Liabilities which are nonetheless reserved for on the Certified Valuation Date Statement (except as described in clause (m) of the preceding sentence) shall not constitute Excluded Liabilities to the extent of such reserve.

                                  ARTICLE III
                                 PURCHASE PRICE

    3.1. PURCHASE PRICE. The price (the "Purchase Price") for the Business and the Purchased Assets shall be as set forth on the Certified Valuation Date Statement, as adjusted pursuant to Section 3.3.

    3.2. ALLOCATION OF PURCHASE PRICE. At least 15 days prior to the Closing Date, Cinram and Quixote shall mutually agree on a schedule (the "Allocation Schedule") allocating the Purchase Price (including, for the purposes of this
Section 3.2, any other consideration paid to Quixote or DMI, including the Assumed Liabilities) among the Purchased Assets. The Allocation Schedule shall be prepared in accordance with Section 1060 and, if applicable, Section 338 of the Code and the regulations promulgated thereunder. Cinram and Quixote shall each execute the Allocation Schedule. Cinram, Quixote and DMI each agree to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Cinram, Quixote and DMI each agree to provide the others promptly with any other information required to complete Form 8594.

    3.3. DETERMINATION OF PURCHASE PRICE. (a) As promptly as practicable (but not later than December 15, 1996), Quixote shall deliver to Parent the Valuation Date Statement, as audited and certified in accordance with Agreed Accounting Principles by Coopers & Lybrand (the "Certified Valuation Date Statement").

    (b) Promptly following receipt of the Certified Valuation Date Statement, Parent and KPMG may review the same and, within three business days after the date of such receipt, Parent or KPMG may request such documents and information as they may reasonably require to complete their review of the Certified Valuation Date Statement. Within five business days after the receipt of such documents and information, Parent or KPMG may deliver to Quixote a certificate setting forth its objections to the Certified Valuation Date Statement, together with a summary of the reasons therefor and the calculations which, in its opinion, are necessary to eliminate such objections. In the event Parent or KPMG does not so object within such five business day period, the Certified Valuation Date Statement shall be final and binding for all purposes of this Agreement.

     (c) In the event Parent or KPMG shall so object within such five business day period, Parent and Quixote shall use their reasonable best efforts to resolve by written agreement any objections to the Certified Valuation Date Statement; and in the event that Parent and Quixote shall so resolve any such objections, the Certified Valuation Date Statement, as adjusted by such written agreement, shall be final and binding as the Certified Valuation Date Statement for all purposes of this Agreement.

    (d) In the event any objections raised by Parent or KPMG shall not be resolved within the 10-day period next following such five business day period, then Parent and Quixote shall submit the objections that are then unresolved to the Chicago Office of Arthur Andersen LLP, and such firm shall be directed by Parent and Quixote to resolve the unresolved objections (based solely on the presentations by Parent, KPMG, Quixote and Coopers & Lybrand as to whether any disputed matter had been determined in a manner consistent with Agreed Accounting Principles and Schedule 3.1) as promptly as possible and to deliver written notice to each of Parent and Quixote setting forth its resolution of the disputed matters. The Certified Valuation Date Statement, after giving effect to the resolution of disputed matters by Parent and Quixote and by Arthur Andersen LLP, shall be final and binding as the Certified Valuation Date Statement for all purposes of this Agreement.

    (e) The parties hereto shall make available to Cinram, KPMG, Quixote and Coopers & Lybrand and, if applicable, Arthur Andersen LLP such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Certified Valuation Date Statement or any matters submitted to Arthur Andersen LLP. The fees and expenses of Arthur Andersen LLP hereunder shall be paid 50% by Cinram and 50% by Quixote.

    3.4. OPTION TO TERMINATE. If the Purchase Price (as determined in accordance with this Article III) shall differ from $79,670,996 by more than $3,000,000, Parent (if the Purchase Price shall exceed $82,670,996) or Quixote (if the Purchase Price shall be less than $76,670,996) shall have the option to terminate this Agreement in the manner and with the effect provided in Article XII.

                                   ARTICLE IV
                                    CLOSING

    4.1. CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois at 10:00 a.m., local time on (i) February 28, 1997 or (ii) such other date as may be agreed upon by Parent and Quixote after the conditions set forth in Articles IX and X have been satisfied. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

    4.2. PAYMENT ON THE CLOSING DATE. Subject to the fulfillment or waiver of the conditions set forth in Article IX, at the Closing Cinram shall pay DMI an amount equal to the Purchase Price by wire transfer of immediately available funds payable in United States dollars to the account in the United States specified by Quixote in writing to Parent at least two business days prior to the Closing Date.

    4.3. DELIVERIES OF PARENT AND/OR CINRAM. Subject to the fulfillment or waiver of the conditions set forth in Article IX, at the Closing Parent and Cinram shall deliver to Quixote the following:

         (a) a copy of the Articles of Incorporation of Parent, certified as of a recent date by the Department of Consumer and Corporate Affairs of Canada, and a copy of the Certificate of Incorporation of Cinram, certified as of a recent date by the Secretary of State of the State of Delaware;

         (b) a Certificate of Compliance of Parent and a Certificate of Good Standing (long form) of Cinram issued as of a recent date by the Department of Consumer and Corporate Affairs of Canada and the Secretary of State of the State of Delaware, respectively;

         (c) a Certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Parent and Cinram, respectively, in form and substance reasonably acceptable to Quixote, as to: (i) no amendments to the Articles of Incorporation of Parent or the Certificate of Incorporation of Cinram, as the case may be, since the date of the above certification; (ii) the By-laws of Parent or Cinram, as the case may be; (iii) the resolutions of the Board of Directors of Parent or Cinram, as the case may be, authorizing the execution and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iv) the incumbency and signatures of the officers of Parent or Cinram, as the case may be, executing this Agreement or any Cinram Ancillary Agreement;

         (d) an instrument of assumption, in form and substance reasonably acceptable to Quixote, duly executed by Cinram assuming the Assumed Liabilities;

         (e) a sublease, in recordable form, between Cinram and DMI covering the Huntsville Owned Real Property and containing the terms and conditions set forth on Schedule 4.3(e), including a right of first offer granted by DMI to Cinram, covering the Huntsville Owned Real Property (the "Huntsville Facility Sublease") duly executed by Cinram;

         (f) a consulting agreement between Cinram and Quixote with respect to Myron R. Shain containing the terms and conditions set forth on Schedule 4.3(f) (the "Consulting Agreement") duly executed by Cinram;

         (g) an Opinion, dated the Closing Date, of Sidley & Austin, United States counsel to Parent and Cinram, in form and substance reasonably acceptable to Quixote;

         (h) an Opinion, dated the Closing Date, of Fogler, Rubinoff, Canadian counsel to Parent and Cinram, in form and substance reasonably acceptable to Quixote;

         (i) the Certificate, dated the Closing Date, required by Section 10.1 duly executed by the President or any Vice President of Parent and Cinram, respectively; and

         (j) any other document that Quixote may reasonably request to consummate the transactions contemplated by this Agreement.

    4.4. DELIVERIES OF QUIXOTE AND/OR DMI. Subject to the fulfillment or waiver of the conditions set forth in Article X, at the Closing Quixote and DMI shall deliver to Cinram the following:

         (a) a copy of the Certificate of Incorporation of Quixote and DMI, respectively, certified as of a recent date by the Secretary of State of the State of Delaware;

         (b) a Certificate of Good Standing (long form) of DMI issued as of a recent date by the Secretary of State of the States of Delaware, California and Alabama and a Certificate of Good Standing (long form) of Quixote issued as of a recent date by the Secretary of State of the State of Delaware;

         (c) a Certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Quixote and DMI, respectively, in form and substance reasonably acceptable to Cinram, as to: (i) no amendments to the Certificate of Incorporation of Quixote or DMI, as the case may be, since the date of the above certification; (ii) the By-laws of Quixote or DMI, as the case may be; (iii) the resolutions of the Board of Directors of Quixote or DMI, as the case may be, and of the stockholders of Quixote authorizing the execution and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iv) the incumbency and signatures of the officers of Quixote or DMI, as the case may be, executing this Agreement or any Sellers' Ancillary Agreement;

         (d) a grant deed, in recordable form, subject only to Permitted Encumbrances, with respect to each parcel of Owned Real Property (other than the Huntsville Owned Real Property) duly executed by DMI and in form and substance reasonably acceptable to Cinram;

         (e) an assignment, which, if the lease was recordable, shall be in recordable form (except as indicated on Schedule 5.11), with respect to each lease of real estate described on such Schedule duly executed by DMI and in form and substance reasonably acceptable to Cinram;

         (f) such other bills of sale, assignments, deeds and other instruments of transfer or conveyance duly executed by Quixote or DMI, as appropriate, as Cinram may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets and the Business to Cinram;

         (g) the Huntsville Facility Sublease duly executed by DMI;

         (h) the Consulting Agreement duly executed by Quixote;

         (i) Certificates of Title or Origin (or similar documents) with respect to any vehicles or other equipment included in the Purchased Assets for which such a document is required in order to transfer title;

         (j) all consents, waivers or approvals required to be obtained by Quixote and/or DMI with respect to the sale, assignment, transfer and conveyance of the Purchased Assets and the Business or the consummation of the transactions contemplated by this Agreement;

         (k) stock certificates or other appropriate evidence representing in the aggregate all of the outstanding equity interests of Quixote and DMI in the Subsidiaries and, if applicable, the subsidiary described in the last paragraph of Section 2.1, together with, in each case, duly executed and witnessed stock powers (in blank) attached thereto;

         (l) an Opinion, dated the Closing Date, of McBride, Baker & Coles, counsel to Quixote and DMI, in form and substance reasonably acceptable to Parent;

        (m) the Certificates, dated the Closing Date, required by Sections 9.1 and 9.2 duly executed by the President or any Vice President of Quixote and DMI, respectively;

         (n) evidence of compliance with Section 9.9 reasonably satisfactory to Cinram; and

         (o) any other document that Parent may reasonably request to consummate the transactions contemplated by this Agreement.

    In addition to the above deliveries, Quixote and DMI shall take all steps and actions as Cinram may reasonably request or as may otherwise be necessary to put Cinram in actual possession or control of the Purchased Assets.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF QUIXOTE AND DMI

    As an inducement to Parent and Cinram to enter into this Agreement and to consummate the transactions contemplated hereby, Quixote and DMI represent and warrant, jointly and severally, to Parent and Cinram and agree as follows:

    5.1. ORGANIZATION OF QUIXOTE AND DMI. Quixote is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and DMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DMI is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 5.1, which are the only jurisdictions in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. No other jurisdiction has demanded, requested or otherwise indicated that DMI is required to so qualify on account of the ownership or leasing of the Purchased Assets or the conduct of the Business. DMI has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

    True and complete copies of the Certificate of Incorporation, as amended to date, and of the By-laws, as amended to date, of Quixote and DMI have been delivered to Parent.

    5.2. SUBSIDIARIES AND INVESTMENTS. (a) Except as set forth on Schedule 5.2, neither Quixote nor DMI, directly or indirectly: (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other Person which constitutes or relates to any part of the Business or (ii) controls any corporation, partnership, joint venture or other Person which is involved in or relates to the Business.

    (b) Schedule 5.2 sets forth the authorized capital stock of Prospectus Plus, Inc., Emerald Multimedia, Inc., DMI do Brasil Ltd. and Myriad Entertainment, Inc. (the "Subsidiaries") and indicates the number of issued and outstanding shares of capital stock, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock reserved for any purpose of each Subsidiary. Except as set forth on Schedule 5.2 and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of any of the Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of the Subsidiaries are owned by Quixote or DMI, of record and beneficially, free from all Encumbrances.

    5.3. AUTHORITY. The Board of Directors of Quixote has declared as advisable and fair to and in the best interests of the stockholders of Quixote the transactions contemplated by this Agreement and has approved this Agreement. The Board of Directors of DMI has approved this Agreement. Quixote has full power and authority to enter into, execute and deliver this Agreement and the Sellers' Ancillary Agreements to which it will be a party and (subject to approval by at least 60% of the votes entitled to be cast at the Quixote Stockholder Meeting by the holders of the outstanding shares of Quixote capital stock) to consummate the transactions contemplated hereby. DMI has full power and authority to enter into, execute and deliver this Agreement and the Sellers' Ancillary Agreements to which it will be a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Sellers' Ancillary Agreements by Quixote and DMI and the consummation by Quixote and DMI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Quixote and DMI, subject to approval by at least 60% of the votes entitled to be cast at the Quixote Stockholder Meeting as aforesaid. This Agreement has been, and each of the Sellers' Ancillary Agreements to be delivered by Quixote and DMI at the Closing will be, duly executed and delivered by Quixote and/or DMI, as the case may be, and (assuming the due authorization, execution and delivery of this Agreement by Parent and Cinram and of the Cinram Ancillary Agreements by Cinram and the validity and binding effect hereof and thereof on Parent and/or Cinram, as the case may be) is, or upon execution and delivery by Quixote and/or DMI, as the case may be, will be, the valid and binding obligation of Quixote and/or DMI, as the case may be, enforceable against Quixote and/or DMI, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity).

    Except as set forth on Schedule 5.3, neither the execution and delivery of this Agreement or any of the Sellers' Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, will:

         (i) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or the Business under: (A) the charter, by-laws or similar organizational documents of Quixote, DMI or any of their Affiliates; (B) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Quixote, DMI or any of their Affiliates is a party or any of the Purchased Assets or the Business is subject or by which Quixote, DMI or any of their Affiliates is bound; (C) any Court Order to which Quixote, DMI or any of their Affiliates is a party or any of the Purchased Assets or the Business is subject or by which Quixote, DMI or any of their Affiliates is bound; or (D) any Requirements of Laws affecting Quixote, DMI or any of their Affiliates or the Purchased Assets or the Business; or

         (ii) require the approval, consent, authorization or act of, or the making by Quixote, DMI or any of their Affiliates of any declaration, filing or registration with, any Person, except as provided under the HSR Act.

    5.4. FINANCIAL STATEMENTS. (a) Schedule 5.4 contains the audited consolidated balance sheet and the related audited consolidated statements of operations, stockholders' equity and cash flows of Quixote as at and for the fiscal years ended June 30, 1996, 1995 and 1994.

    (b) Not later than December 11, 1996, Quixote shall deliver to Parent: (i) the audited consolidated balance sheets of DMI as at June 30, 1996 and 1995;
(ii) the related audited consolidated statements of operations, stockholders' equity and cash flows of DMI for the fiscal years ended June 30, 1996, 1995 and 1994; (iii) the audited consolidated balance sheet of DMI as at September 30, 1996; and (iv) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of DMI as at and for the three months ended September 30, 1996 and 1995. All of the foregoing shall include a reconciliation of the material variations between Agreed Accounting Principles as applied in Canada and Agreed Accounting Principles as applied in the United States. Upon reasonable request, the parties hereto shall have the opportunity to review such financial statements. In addition, Quixote shall cause Coopers & Lybrand to deliver, promptly upon written request, such "comfort" and consent letters as Parent may reasonably request to consummate its current financing arrangements and such further cooperation as may reasonably be requested by Parent. The fees and expenses associated with the preparation of the foregoing shall be allocated in an equitable manner between Parent and Quixote.

     (c) The Valuation Date Statement presents fairly in all material respects the information set forth therein in accordance with Agreed Accounting Principles (except to the extent required to be modified by the footnotes contained on Schedule 3.1 or the definition of "Valuation Date Statement.").

    5.5.  OPERATIONS SINCE SEPTEMBER 30, 1996.  (a) Except as set forth on
Schedule 5.5(a), since September 30, 1996, there has been:

         (i) no material adverse change in the Purchased Assets or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business, and no fact or condition occurring or existing or currently contemplated or threatened which might reasonably be expected to cause such a change in the future; or

         (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased Assets or the Business.

    (b) Except as set forth on Schedule 5.5(b), since September 30, 1996, Quixote and DMI have conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since September 30, 1996, except as set forth on Schedule 5.5(b), neither DMI, or Quixote with respect of the Business, has:

         (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfer from the Business to Quixote or any of its Affiliates), or mortgaged, pledged, imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets required to be reflected on the Valuation Date Statement or any assets acquired for the Business after September 30, 1996, except for inventory and other insignificant items of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

         (ii) cancelled any debts owed to or claims for the benefit of the Business (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

        (iii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Business, or entered into, as lessee, any capitalized lease obligation (as defined in Statement of Financial Accounting Standards No. 13);

        (iv) accelerated or delayed collection of any note or account receivable generated by the Business in advance of or beyond its regular due date or the date when the same would have been collected in the ordinary course of business consistent with past practice;

         (v) delayed or accelerated payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when the same would have been paid in the ordinary course of business consistent with past practice;

        (vi) allowed the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

        (vii) made, or agreed to make, any payment of cash or distribution of assets to Quixote or any of its Affiliates, whether pursuant to any management fee or services agreement or similar arrangement; PROVIDED, HOWEVER, Quixote shall be entitled to receive cash from the Business, on a monthly basis, in an amount equal to the interest which would have been earned on the Purchase Price (determined as provided in Article III) for the period commencing October 1, 1996 and ending on March 31, 1997 as if the amount of such Purchase Price had been deposited on October 1, 1996 in an account bearing interest at the rate of 5% per annum; PROVIDED FURTHER that if the Closing shall occur prior to March 31, 1997, Quixote shall be entitled to receive from the Business, on the Closing Date, cash in an amount equal to the difference between the amount received as aforesaid and the amount it would have received if the Closing had occurred on March 31, 1997; and PROVIDED FURTHER that DMI shall be entitled to make Permissible Payments;

       (viii) except as set forth on Schedule 5.18(i), instituted any increase in any compensation payable to any employee of DMI, or Quixote with respect to the Business, or instituted any change or increase in any, "employee benefit plan," as such term is defined in Section 3(3) of ERISA, or any plan, policy, trust, understanding, arrangement or agreement of any kind described in clause (A) or (B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof), or any compensation plan, with respect to any such employee, or incurred or accrued any cost, expense or liability with respect to any agreement, understanding or arrangement of any kind described in clause (B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof);

        (ix) made any change in the accounting principles and practices used by Quixote and DMI from Agreed Accounting Principles;

         (x) (A) declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of the capital stock of DMI, or otherwise made any payments to the stockholders of DMI in their capacity as such; (B) split, combined or reclassified any of the capital stock of DMI or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any shares of the capital stock of DMI; or (C) purchased, redeemed or otherwise acquired any shares of the capital stock of DMI or those of any Subsidiary or any other securities of DMI or any Subsidiary or any rights, warrants or options to acquire any such shares or other securities; or

        (xi) entered into any agreement, commitment or arrangement in connection with or affecting the Business with any current or newly hired employee of DMI, or Quixote with respect to the Business.

    5.6. NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.6, neither DMI, nor Quixote with respect to the Business, are subject to any liability (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of the amount shown or reserved for on the Valuation Date Statement, other than liabilities of the same nature as those set forth on the Valuation Date Statement and the notes thereto reasonably incurred in the ordinary course of the Business after September 30, 1996.

    5.7. TAXES. Except as set forth on Schedule 5.7: (i) Quixote and DMI have filed and will continue to file through the Closing Date, in respect of the Business and the Purchased Assets, all Tax Returns which are required to be filed and have paid and will pay all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are and will be complete and accurate and disclose all Taxes required to be paid in respect of the Business and the Purchased Assets;
(iii) all such Tax Returns which have been filed on or prior to the date hereof have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes relating to the Business or the Purchased Assets, and, to the best of Quixote's and DMI's knowledge, no basis exists therefor; (v) neither Quixote nor DMI has waived or been requested to waive any statute of limitations in respect of Taxes associated with the Business or the Purchased Assets; (vi) all monies required to be withheld by Quixote or DMI (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose or accrued, reserved against and entered upon the books of DMI and Quixote relating to the Business; (vii) none of the Purchased Assets is properly treated as owned by persons other than DMI or Quixote for income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or otherwise; and (viii) none of the Purchased Assets is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or subject to a so-called "TRAC lease" under Section 7701(h) of the Code (or any predecessor provision). No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual," as such terms are defined in Section 280G of the Code and the Treasury Regulations promulgated thereunder. Except as set forth on Schedule 5.7, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be (or under Section 280G of the Code and the Treasury Regulations promulgated thereunder be presumed to be), as a direct or indirect result of the transactions contemplated by this Agreement, a "parachute payment" to a "disqualified individual," as such terms are defined in Section 280G of the Code and the Treasury Regulations promulgated thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code, and, except as set forth on Schedule 5.7, no sales Taxes, use Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the transfer of the Purchased Assets or the Business or the assumption of the Assumed Liabilities pursuant to this Agreement. Quixote or DMI, as the case may be, is properly treated as the owner, for all federal, state, local and foreign income Tax purposes, of all property of which it is the lessor.

    5.8. AVAILABILITY OF ASSETS. (a) Except as set forth on Schedule 5.8 and for the Excluded Assets, the Purchased Assets constitute all the assets used in, dedicated to or necessary for the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which intended as the Business is currently conducted.

    (b) Schedule 5.8 sets forth a description of all material services provided by Quixote, DMI or any Affiliate thereof with respect to the Business utilizing either (i) assets not included in the Purchased Assets or (ii) employees not listed on Schedule 5.18(i) (other than employees not listed by reason of clause
(i) of Section 5.18(i)) and the manner in which the costs of providing such services have been allocated to the Business.

    5.9. GOVERNMENTAL PERMITS. Quixote and DMI own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle them to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted (herein collectively referred to as "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the Purchased Assets or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business. Within 10 days after the execution of this Agreement, Quixote shall deliver to Parent a list and brief description of each Governmental Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the Governmental Permits will be delivered to Parent by Quixote or DMI at such time.

    Except as set forth on Schedule 5.9: (i) Quixote and DMI have fulfilled and performed their respective obligations under each of the Governmental Permits, and no event has occurred and no condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any Governmental Permit, or which might adversely affect the rights of Quixote or DMI under any Governmental Permit; (ii) no notice of cancellation, default or dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Quixote or DMI; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Cinram in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (A) the occurrence of any breach, default or forfeiture of rights thereunder or (B) the consent, approval or act of, or the making of any filing with, any Governmental Body.

    5.10.  OWNED REAL PROPERTY.  Schedule 5.10 contains a brief description of
(i) each parcel of real property owned by DMI or Quixote and used in, dedicated to or necessary for the Business (the "Owned Real Property"), showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Encumbrance thereon, and (ii) each option held by DMI or Quixote to acquire any real property for use in the Business. Complete and correct copies of any title opinions and surveys in DMI's or Quixote's possession or any policies of title insurance currently in force and in the possession of DMI or Quixote with respect to each such parcel have heretofore been delivered by Quixote to Parent. DMI and Quixote have fulfilled and performed in all material respects all obligations binding upon any Purchased Asset under each of the Encumbrances to which such Purchased Asset is subject, and neither Quixote or DMI nor any Purchased Asset is in breach or default under, in violation of or in noncompliance with any of such Encumbrances, and no event has occurred and no condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute such a breach, default, violation or noncompliance. The consummation of the transactions contemplated by this Agreement will not result in any breach or violation of, default under or noncompliance with, or any forfeiture or impairment of any rights under, any Encumbrance to which any Purchased Asset is subject, or require any consent, approval or act of, or the making of any filing with, any Person. All public utilities, including water, sewer, gas, electric, telephone and drainage facilities, give adequate service to the Owned Real Property to support current use and operations, and the Owned Real Property has direct access to and from publicly dedicated streets.

    5.11. REAL PROPERTY LEASES. Schedule 5.11 sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof and the location and description of the real property covered by such lease or other agreement) under which (i) DMI or Quixote is lessee of, or holds or operates, any real property owned by any third Person and used in, dedicated to or necessary for the Business or (ii) DMI, or Quixote with respect to the Business, is lessor of any of the Owned Real Property. Except as set forth on Schedule 5.11, DMI or Quixote has the right to quiet enjoyment of all the real property described on such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) and the leasehold or other interest of DMI or Quixote in such real property is not subject or subordinate to any Encumbrance (other than Permitted Encumbrances). Complete and correct copies of any title opinions, surveys and appraisals in Quixote's or DMI's possession or any policies of title insurance currently in force and in the possession of Quixote or DMI with respect to each such parcel of leased property have heretofore been delivered by DMI to Parent.

    5.12. CONDEMNATION. Neither the whole nor any part of the Owned Real Property or any real property leased, used or occupied by DMI, or Quixote with respect to the Business, is subject to any pending suit for condemnation or other taking by any Governmental Body, and, to the best knowledge of Quixote and DMI, no such condemnation or other taking is threatened or contemplated.

    5.13. PERSONAL PROPERTY. Schedule 5.13 contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by DMI, or Quixote with respect to the Business, having an original cost of $5,000 or more and used in, dedicated to or necessary for the Business.

    5.14. PERSONAL PROPERTY LEASES. Within 10 days after the execution of this Agreement, Quixote shall deliver to Parent a brief description of each lease or other agreement or right, whether written or oral (including, in each case, the annual rental, the expiration date thereof and a brief description of the property covered), under which DMI or Quixote is lessee of, or holds or operates, any machinery, equipment, vehicle, furniture or other tangible personal property owned by a third Person and used in, dedicated to or necessary for the Business, except for any such lease, agreement or right that is terminable by DMI or Quixote without penalty or payment on notice of 30 days or less, or which involves the payment by DMI or Quixote of rentals of less than $2,000 per year.

    5.15. INTELLECTUAL PROPERTY; SOFTWARE. (a) Schedule 5.15 contains a list and description (showing or identifying, in each case, the subject covered thereby, the registered or other owner thereof, the expiration date thereof and the number, if any) of all Copyrights, Patent Rights and Trademarks (including all assumed or fictitious names under which DMI and/or Quixote, as the case may be, is currently conducting the Business or in the past has conducted the Business) acquired by, owned by or licensed or used by DMI, Quixote or any predecessor in interest to LaserVideo Acquisition Corporation, as the case may be, in connection with the conduct of the Business, whether or not currently valid and in force.

    (b) Schedule 5.15 contains a list and title or description, to be updated in compliance with such Schedule (showing, in each case, any owner, licensor or licensee), of all Software owned by, licensed to or used by DMI and/or Quixote, as the case may be, in the conduct of the Business; PROVIDED, HOWEVER, that
Schedule 5.15 need not list Software licensed to DMI and/or Quixote, as the case may be, that is available in consumer retail stores and subject to "shrink-wrap" license agreements.

     (c) Schedule 5.15 contains a list and description (showing, in each case, the parties thereto and the material terms thereof) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to
(i) any Copyrights, Patent Rights or Trademarks listed on Schedule 5.15, (ii) any Trade Secrets owned by, licensed to or used by DMI or Quixote, as the case may be, in connection with the conduct of the Business, (iii) any Software listed on Schedule 5.15 or (iv) any Intellectual Property licensed to DMI or Quixote, as the case may be, in connection with the conduct of the Business, including either a specific identification of such Intellectual Property or a schedule attached to such licenses.

    (d) Except as disclosed on Schedule 5.15, either DMI or Quixote: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance; or
(ii) has the perpetual, royalty-free right to use the same, with the right to assign or transfer such rights to Cinram.

    (e) Except as disclosed on Schedule 5.15: (i) all registrations for Copyrights, Patent Rights and Trademarks identified on Schedule 5.15 as being owned by DMI or Quixote are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights or Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property owned by DMI, or Quixote with respect to the Business, is, to the best knowledge of Quixote and DMI, valid and enforceable; and (iii) DMI or Quixote, as the case may be, has the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of the Intellectual Property and Software owned by it and included in the Purchased Assets, and, to the best knowledge of DMI and Quixote, there is no basis for any such action. Correct and complete copies of each of the following shall be delivered to Parent (within 60 days after the execution of this Agreement): (i) the registrations for all registered Copyrights, Patent Rights and Trademarks listed on Schedule 5.15 as being owned by DMI or Quixote; (ii) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks listed on Schedule 5.15 as being owned by DMI or Quixote (together with any subsequent correspondence or filings relating to the foregoing); (iii) evidence of valid proof of ownership or possession of all Software loaded on personal computers and laptop computers used in the Business by its personnel; and (iv) all expired Patent Rights and abandoned or cancelled Trademarks relating to the Business.

     (f) Except as set forth on Schedule 5.15: (i) no infringement or misappropriation of any Intellectual Property of any other Person or violation of a right of privacy of any other Person has occurred or results in any way from the operations of the Business; (ii) no claim of any infringement or misappropriation of any Intellectual Property of any other Person or violation of a right of privacy of any other Person has been made or asserted in respect of the operations of the Business; and (iii) neither Quixote nor DMI has had notice of, or has knowledge of any basis for, a claim against either or the Business that the operations, activities, products, software, equipment, machinery or processes of the Business infringe or misappropriate any Intellectual Property of any other Person or violate a right of privacy of any other Person.

    (g) Except as disclosed on Schedule 5.15: (i) the Software included in the Purchased Assets is not subject to any transfer, assignment, site, equipment or other operational limitations; (ii) Quixote and DMI have maintained and protected the Software included in the Purchased Assets that is owned by either (the "Owned Software"), including, without limitation, all source code and system specifications, with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. Section 401), confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain; (iv) Quixote and/or DMI have copies of all releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) DMI or Quixote, as the case may be, has complete and exclusive right, title and interest in and to the Owned Software; (vi) DMI or Quixote has developed the Owned Software through their own efforts and for their own account without the aid or use of any consultants, agents, independent contractors or Persons (other than individuals who are employees of DMI or Quixote); (vii) the Owned Software does not infringe or misappropriate any Intellectual Property of any other Person or violate any right of privacy of any other Person; (viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by DMI or Quixote, as the case may be; (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person;
(x) the Owned Software complies with all applicable Requirements of Laws relating to the export or reexport of the same; and (xi) the Owned Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the United States Department of Commerce and/or the United States State Department.

    (h) Except as disclosed on Schedule 5.15, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of DMI, or Quixote with respect to the Business, or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which DMI or Quixote, as the case may be, is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of DMI or Quixote (or such predecessor in interest, as applicable) of all right, title and interest in such material.

    5.16. ACCOUNTS RECEIVABLE; INVENTORIES. (a) All accounts and notes receivable of the Business have arisen from bona fide transactions in the ordinary course of business. All accounts and notes receivable reflected on the Valuation Date Statement are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected on the Valuation Date Statement. All accounts and notes receivable constituting a part of the Purchased Assets will be good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected on the books and records of the Business.

    (b) The inventories of the Business (including raw materials, supplies, work-in-process, finished goods and other materials) (i) are in good, merchantable and useable condition, (ii) are reflected on the Valuation Date Statement at the lower of cost or market in accordance with Agreed Accounting Principles and (iii) are, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories, are of a quality and quantity useable in the ordinary course of business. The inventory obsolescence policies of the Business are appropriate for the nature of the products sold and the marketing methods used by the Business, and the reserve for inventory obsolescence reflected on the Valuation Date Statement fairly reflects the amount of obsolete inventory as of September 30, 1996. Quixote has heretofore delivered to Parent a list of places where material inventories of the Business were located as of September 30, 1996. The inventories of the Business (including raw materials, supplies, work-in process, finished goods and other materials) constituting a part of the Purchased Assets
(i) will be in good, merchantable and useable condition and (ii) will be, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories, will be of a quality and quantity useable in the ordinary course of business.

    5.17. TITLE TO PROPERTY. Except as set forth on Schedule 5.17, DMI has good and marketable title in fee simple absolute to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances (other than Permitted Encumbrances). DMI or Quixote will have good and marketable title on the Closing Date to all of the other Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances). Upon delivery to Cinram on the Closing Date of the instruments of transfer contemplated by Section 4.4, DMI or Quixote will thereby transfer to Cinram good and marketable title to the Purchased Assets, subject to no Encumbrances (other than Permitted Encumbrances).

    5.18. EMPLOYEE BENEFIT PLANS. (a) Separately identified on Schedule 5.18(a) is a true and complete list of each "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, maintained by Quixote, DMI or any ERISA Affiliate, or with respect to which Quixote, DMI or any ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to current or former employees of Quixote, DMI or any ERISA Affiliate due to such employment (the "Pension Plans"). Separately identified on Schedule 5.18(a) is a true and complete list of each "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, maintained by DMI, or by Quixote or any Affiliate thereof with respect to the Business, or with respect to which DMI, or Quixote or any Affiliate thereof with respect to the Business, is or will be required to make any payment, or which provides or will provide benefits to current or former employees of Quixote, DMI or any of their Affiliates due to such employment with respect to the Business (the "Welfare Plans"), the Pension Plans and the Welfare Plans being referred to herein as the "ERISA Benefit Plans." There does not currently exist and has never existed any "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, ever subject to Section 302 of ERISA and (i) maintained by Quixote, DMI or any ERISA Affiliate at any time during the six-year period ending on the Closing Date or
(ii) with respect to which Quixote, DMI or any ERISA Affiliate was required to make any contribution or other payment at any time during such period. For each of the ERISA Benefit Plans identified in one of the two lists set forth on
Schedule 5.18(a), DMI has separately identified on such Schedule the entities whose employees or former employees are covered by such plan. Separately identified on Schedule 5.18(a) is a true and complete list of all ERISA Affiliates; in addition, separately identified on Schedule 5.18(a) is a true and complete list of all Persons that are Subsidiary ERISA Affiliates.

    (b) In addition to the ERISA Benefit Plans, separately identified on
Schedule 5.18(b) is a true and complete list of each of the following (which do not constitute ERISA Benefit Plans) to which (i) DMI is a party, or Quixote or any Affiliate thereof with respect to the Business, is a party; (ii) with respect to which DMI is or will be required to make any payment, or Quixote or any Affiliate thereof with respect to the Business is or will be required to make any payment; or (iii) with respect to which DMI, or Quixote or any Affiliate thereof with respect to the Business, is bound (the "Non-ERISA Commitments"):

        (A) each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation, holiday or sick pay, hospitalization or other medical, disability, life or other insurance or other welfare benefit or fringe benefit plan, policy, trust, understanding or arrangement of any kind, whether written, oral, established through policy or practice or otherwise; and

        (B) each employee collective bargaining agreement and each agreement, understanding or arrangement of any kind, whether written, oral, established through policy or practice or otherwise, with or for the benefit of any current or former officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance or consulting agreement or arrangement and any agreement or arrangement associated with a change in ownership of DMI or the Business).

    For the purposes of clause (B) of the preceding sentence, an oral agreement, understanding or arrangement shall include only an agreement, understanding or arrangement which is exclusively oral and has not in any manner been written or otherwise established through a written or otherwise published statement of policy or practice and (i) under which one or more employees of the Business has or will derive benefits prior to the Closing Date or (ii) of which any officer or director of Quixote or DMI has any knowledge. Quixote and DMI have delivered to Cinram correct and complete copies of (i) all written Non-ERISA Commitments and (ii) all insurance and annuity policies, contracts and other documents relevant to any Non-ERISA Commitment. Set forth on Schedule 5.18(b) is a complete and accurate description of all oral Non-ERISA Commitments. For each of the Non-ERISA Commitments, Schedule 5.18(b) separately identifies the entities whose employees or former employees are covered by such Non-ERISA Commitment.

     (c) Quixote and DMI have delivered to Cinram, with respect to each ERISA Benefit Plan, correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Report (Form 5500 series) and accompanying schedules, as filed, for the most recently completed plan year for which such report has been filed, (iv) the financial statements for the most recently completed plan year for which such statements have been prepared, (v) the most recent determination letter issued by the IRS and the application submitted with respect to such letter and (vi) all correspondence with the IRS or the Department of Labor concerning any controversy. Each statement described in clause (iv) of the preceding sentence accurately describes the liabilities of the plan to which it relates. No ERISA Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

    (d) Each Pension Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and no circumstance has occurred or exists which might cause such plan to cease being so qualified.

    (e) There is no pending or, to the best knowledge of Quixote and DMI, threatened claim in respect of any of the ERISA Benefit Plans or the Non-ERISA Commitments that cover employees of DMI, or Quixote or any Affiliate thereof with respect to the Business, other than claims for benefits in the ordinary course of business. Except as set forth on Schedule 5.18(e), each of the ERISA Benefit Plans (i) has been administered in accordance with its terms and (ii) complies in form, and has been administered in accordance, with the requirements of ERISA and, where applicable, the Code. Quixote, DMI and each ERISA Affiliate has complied in all respects with the health care continuation requirements of Part 6 of Title I of ERISA. Neither DMI, nor Quixote or any Affiliate thereof with respect to the Business, has any obligations under any ERISA Benefit Plan or otherwise to provide health or other welfare benefits to any employees or any other persons, other than while employed by DMI, Quixote or such Affiliate, or except as required by Part 6 of Title I of ERISA. Quixote, DMI and their Affiliates are in compliance with the requirements of WARN and have no liabilities pursuant to WARN. Quixote, DMI and their Affiliates are in compliance with the requirements of OSHA and have no liabilities pursuant to OSHA, and no inspections or audits have been conducted during the six-month period ending on the Closing Date. Except for the ERISA Benefit Plans and the Non-ERISA Commitments so identified on Schedule 5.18(e) (the "Self-Insured Plans"), each ERISA Benefit Plan and Non-ERISA Commitment that provides medical or other health benefits (including, but not limited to, drug reimbursement, dental benefits and vision benefits), short or long-term disability benefits, death benefits, accidental death or dismemberment benefits or other similar benefits does so on a fully-insured basis (with respect to Quixote, DMI and the Business). With respect to each Self-Insured Plan, stop-loss insurance has been obtained by Quixote or DMI and is in full force and effect whereby Quixote, DMI and the Business are reimbursed for all benefits provided under such Self-Insured Plan on a self-insured basis, except to the extent otherwise set forth on Schedule 5.18(e).

     (f) None of Quixote, DMI and the ERISA Affiliates has incurred any liability with respect to any "multiemployer plan," as such term is defined in
Section 3(37) of ERISA, on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA), no such liability has been asserted, there are no events or circumstances which could result in any such partial or complete withdrawal and none of Quixote, DMI and the ERISA Affiliates is bound by a contract or agreement with respect to, or has any obligation or liability described in,
Section 4204 of ERISA.

    (g) Neither Quixote or DMI nor, to the best knowledge of Quixote and DMI, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any ERISA Benefit Plan which could subject such plan (or its related trust), or Quixote, DMI, any Affiliate of Quixote or any officer, director or employee of any of the foregoing, to penalty or tax under
Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

    (h) Neither Quixote nor DMI has any potential liability, whether direct or indirect, contingent or otherwise, under Section 4063, 4064, 4069, 4204 or 4212(c) of ERISA. No Person of which any stock or other equity interest will be purchased by Cinram pursuant to this Agreement (i) will ever have any obligation or other liability, direct or indirect, contingent or otherwise, prior to, on or after the Closing Date, with respect to any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, or any plan, policy, trust, understanding, arrangement or agreement of any kind described in clause (A) or
(B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof), as a result of having been an Affiliate of Quixote or DMI or an Affiliate of any other Person prior to the Closing or (ii) will have maintained, contributed to or had any obligation or liability with respect to any such employee benefit plan, plan, policy, trust, understanding, arrangement or agreement prior to or as of the Closing.

     (i) Schedule 5.18(i) contains: (i) a list of all employees or commission salespersons of the Business as of September 30, 1996 (including those on leave of absence or layoff status, with such status noted when applicable); (ii) the amount of the then current annual compensation (including bonuses and commissions) of, and a description of the fringe benefits (other than those generally available to employees of the Business) provided to, and the amount of any vacation accrued by, each such employee or salesperson; (iii) for each such employee or salesperson, the service credited for purposes of benefit formula, vesting and eligibility to participate under pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare or vacation plan or any other employee benefit plan covering such employee or salesperson;
(iv) a list of all current or former employees or commission salespersons of the Business in calendar year 1996 who have terminated or given notice of their intention to terminate their relationship with the Business since September 30, 1996; (v) a list of any increases, effective after September 30, 1996, in the rates of compensation of any employees or commission salespersons of the Business; and (vi) a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, the employees and commission salespersons of the Business.

     (j) Except as set forth on Schedule 5.18(j): (i) to the best knowledge of Quixote and DMI, the Business is not involved in any transaction or other situation with any employee, officer, director or Affiliate of Quixote or DMI which may be generally characterized as a "conflict of interest," including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Business, and (ii) there are no situations with respect to the Business which involved or involve (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or the occurrence of any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, state, local or foreign government agency or authority.

    5.19.  REQUIREMENTS OF LAWS RELATING TO EMPLOYEES.  Except as set forth on
Schedule 5.19, DMI and Quixote have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment, OSHA, WARN and collective bargaining with respect to the operation of the Business, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. DMI, and Quixote with respect to the Business, believe that their relations with the employees of the Business are satisfactory. Quixote and DMI are not a party to, and the Business is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Business. Neither Quixote or DMI nor the Business is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Business.
Schedule 5.19 sets forth a description of any union organizing or election activities involving any non-union employees of the Business which have occurred since January 1, 1992 or, to the best knowledge of Quixote and DMI, are threatened as of the date hereof.

    5.20. CONTRACTS. Except as set forth on Schedule 5.20 or any other Schedule hereto, neither DMI, nor Quixote with respect to the Business, is a party to or bound by:

         (i) any contract for the purchase or sale of real property;

         (ii) any contract which involved the payment of more than $25,000 since January 1, 1996;

        (iii) any contract for the sale of goods or services which has not been entered into in the ordinary course of business consistent with past practice or contains a "most favored nation" pricing provision, as such term is commonly understood in the optical disc industry;

        (iv) any contract for the purchase, licensing or development of Software to be used by the Business;

         (v) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract;

        (vi) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

        (vii) any agreement which provides for, or relates to, the incurrence by the Business of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

       (viii) any contract not made in the ordinary course; or

        (ix) any other contract, agreement, commitment, understanding or instrument which is material to the Business or which is not terminable without payment or penalty on notice of 60 days or less.

    5.21. STATUS OF CONTRACTS. Except as set forth on Schedule 5.21 or in any other Schedule hereto, each of the leases, contracts, licenses and other agreements listed on Schedules 5.11, 5.14, 5.15 and 5.20 (collectively, the "Sellers' Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except as set forth on Schedule 5.3 and except for those Sellers' Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) may be transferred to Cinram pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Quixote and DMI have fulfilled and performed their respective obligations under each of the Sellers' Agreements, and Quixote and DMI are not in, or alleged to be in, breach or default under, nor is there any basis or alleged to be any basis for the termination of, any of the Sellers' Agreements; and no other party to any of the Sellers' Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, after notice or lapse of time or both, would constitute such a default or breach by Quixote, DMI or any such other party. Neither Quixote nor DMI is currently renegotiating any of the Sellers' Agreements or paying liquidated damages in lieu of performance thereunder. None of the Sellers' Agreements contains terms unduly burdensome to the Business or is harmful to the Business. Complete and correct copies of each of the Sellers' Agreements have heretofore been delivered to Parent by Quixote or DMI.

    5.22. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth on Schedule 5.22:

         (i) the Purchased Assets and their current uses comply with all applicable Requirements of Laws and Court Orders;

         (ii) Quixote and DMI have complied with all applicable Requirements of Laws and Court Orders with respect to the Purchased Assets and the Business;

        (iii) there are no lawsuits, claims, actions, proceedings or investigations pending or, to the best knowledge of Quixote and DMI, threatened against or affecting DMI or Quixote with respect to the Purchased Assets or the Business; to the best knowledge of Quixote and DMI, there is no basis for any such lawsuit, claim, action, proceeding or investigation; and there are no lawsuits, actions or proceedings pending in which Quixote or DMI is the plaintiff or claimant and which relate to the Purchased Assets or the Business;

        (iv) there is no lawsuit, claim, action, proceeding or investigation pending or, to the best knowledge of Quixote and DMI, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

         (v) to the best knowledge of Quixote and DMI, no legislative or regulatory proposal has been adopted or is pending which could adversely affect the Business.

    5.23.  ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 5.23:

         (i) the operations of the Business comply with all applicable Environmental Laws;

         (ii) DMI, and Quixote with respect to the Business, have obtained all environmental, health and safety Governmental Permits necessary for the operation of the Business and the Purchased Assets, and all such Governmental Permits are in good standing; and DMI and Quixote are in compliance with all terms and conditions of such Governmental Permits;

        (iii) neither DMI, or Quixote with respect to the Business, nor any of the current properties or operations of the Business, or any of the past properties or operations of the Business, are subject to any on-going investigation by, order from or agreement with any Person (including, without limitation, any prior owner or operator of any property) respecting
    (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of losses and expenses arising from the Release or threatened Release of a Contaminant into the environment;

        (iv) DMI, and Quixote with respect to the Business, are not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

         (v) neither DMI, nor Quixote with respect to the Business, has:

             (A) reported a Release of a hazardous substance pursuant to Section 103(a) of CERCLA, or any state law equivalent;

             (B) filed a notice pursuant to Section 103(c) of CERCLA;

             (C) filed notice, pursuant to Section 3010 of RCRA, indicating the generation of any "hazardous waste," as such term is defined under 40 CFR
       Part 261, or pursuant to any state law equivalent; or

             (D) filed any notice under any applicable Environmental Law reporting a substantial violation of such Environmental Law;

        (vi) there is not now, nor, to the best knowledge of Quixote and DMI, has there ever been, on or in any property used in the Business:

             (A) any treatment, recycling, storage or disposal of any "hazardous waste," as such term is defined under 40 CFR Part 261, or any state law equivalent, that requires or required a Governmental Permit pursuant to
       Section 3005 of RCRA; or

             (B) any underground storage tank or surface impoundment or landfill or waste pile;

        (vii) there is not now on or in any Sellers' Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment;

       (viii) neither DMI, nor Quixote with respect to the Business, has disposed of, or arranged for the treatment or disposal of, a Contaminant at any facility undergoing Remedial Action, or received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

        (ix) no Environmental Encumbrance has attached to any Sellers' Property;

         (x) any asbestos-containing material which is on or part of any Sellers' Property is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law; and

        (xi) none of the products manufactured, distributed or sold in connection with the Business, currently or in the past, contains or contained asbestos or asbestos-containing material.

    5.24. INSURANCE. Schedule 5.24 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and loss experience for the three most recently completed calendar years with respect to each type of coverage) of all policies of insurance maintained, owned or held by Quixote and DMI on the date hereof with respect to the Purchased Assets or the Business. Quixote and DMI shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Quixote and DMI have complied with each of such insurance policies and have not failed to give any notice or present any claim thereunder in a due and timely manner. Quixote and DMI have delivered to Parent correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Assets.

    5.25. CUSTOMERS AND SUPPLIERS. Quixote shall deliver to Parent not more than 10 days after the date of this Agreement a list of the names and addresses of the 10 largest customers and the 10 largest suppliers (measured, in each case, by dollar volume) of the Business and the percentage of the Business which each such customer or supplier represented during the fiscal years ended June 30, 1996 and 1995 and the three-months' period ended September 30, 1996. Such list will not disclose any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of DMI or Quixote with any customer or group of customers identified on such list, or whose purchases (individually or in the aggregate) are material to the operation of the Business, or with any supplier or group of suppliers identified on such list, or whose sales (individually or in the aggregate) are material to the operation of the Business; and there currently exists no condition or state of facts or circumstances involving customers, suppliers or sales representatives which DMI or Quixote can now reasonably foresee would materially adversely affect the Business or prevent the conduct of the Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which it has heretofore been conducted.

    5.26 BUDGET. Schedule 5.26 sets forth the 1997 Operation Plan with respect to the Business, which Plan was carefully and reasonably prepared in accordance with Quixote's customary budgeting practices.

    5.27 WARRANTIES. Schedule 5.27 sets forth (i) a specimen copy of the form of written warranties covering products sold by the Business which have not yet expired and (ii) a summary of the warranty expense incurred by the Business during each of its last three fiscal years.

    5.28 NO FINDER. Neither Quixote or DMI nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Salomon Brothers Inc and Voit Commercial Brokerage, whose fees and expenses, to the extent payable, shall be paid by Quixote.

    5.29 FINANCIAL INFORMATION. Quixote has made available to Cinram certain financial information, including the Preliminary Report to the President and Chief Operating Officer of Quixote and certain monthly unit shipment analyses, with respect to the Business, which information was prepared for internal use only. Quixote and DMI represent and warrant that such information was prepared in good faith and is based on assumptions believed to be reasonable.

    5.30 ACCRUED VACATION AND OTHER REMUNERATION. Quixote and DMI warrant that the Certified Valuation Date Statement will accurately reflect the amount, if any, of all vacation, sick leave, commissions, bonuses or other remuneration accrued and unpaid as of September 30, 1996, or which will thereafter accrue, for all periods ending on or prior to September 30, 1996 with respect to the Business.

    5.31 EMPLOYEE CLAIMS. Except as otherwise indicated on Schedule 5.22, with respect to each employee of Quixote or DMI who is to be offered employment with Cinram, there will be no claims (or any basis therefor) with respect to discrimination, workers' compensation, OSHA,

WARN or similar federal, state or local workers' protection claims, regardless of when asserted, with respect to any occurrence or condition arising or existing on or prior to the Closing Date.

    5.32 DISCLOSURE. None of the representations or warranties of Quixote and DMI contained herein, none of the information contained in the Schedules referred to in this Article V and none of the other information or documents furnished to Parent or any of its representatives by Quixote or DMI or their representatives pursuant to the terms of this Agreement is or will be false or misleading in any material respect or omits or will omit to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Purchased Assets or the Business in any material respect which has not been set forth or referred to in this Agreement or the Schedules hereto.

                                   ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF PARENT AND CINRAM

    As an inducement to Quixote and DMI to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Cinram hereby represent and warrant, jointly and severally, to Quixote and DMI and agree as follows:

    6.1. ORGANIZATION OF PARENT AND CINRAM. Parent is a corporation duly organized, validly existing and in good standing under the laws of Canada; and Cinram is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

    6.2. AUTHORITY. Parent and Cinram each has all requisite power and authority to enter into, execute and deliver this Agreement and the Cinram Ancillary Agreements to which it will be a party and to consummate the transactions contemplated hereby. This Agreement has been, and each of the Cinram Ancillary Agreements to be delivered by Cinram at the Closing will be, duly authorized, executed and delivered by Parent and/or Cinram, as the case may be, and (assuming the due authorization, execution and delivery of this Agreement and the Sellers' Ancillary Agreements by Quixote and/or DMI, as the case may be, and the validity and binding effect hereof and thereof on Quixote and/or DMI, as the case may be) is, or upon execution by Cinram will be, the valid and binding obligation of Parent and/or Cinram, as the case may be, enforceable against Parent and/or Cinram, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally or general principles of equity (regardless of whether considered and applied in a proceeding at law or in equity).

    Neither the execution and delivery of this Agreement or any of the Cinram Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, will:

         (i) result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under: (A) the Articles of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Cinram; (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Parent or Cinram is a party or any of its respective material properties is subject or by which Parent or Cinram is bound; (C) any Court Order to which Parent or Cinram is a party or by which Parent or Cinram is bound; or (D) any Requirements of Laws affecting Parent or Cinram; or

         (ii) require the approval, consent, authorization or act of, or the making by Parent or Cinram of any declaration, filing or registration with, any Person, except as provided under the HSR Act and except as may be required for Cinram to present Quixote with evidence that Cinram's 401(k) Plan is a qualified plan, as required by Section 8.5(d).

    6.3. NO FINDER. Neither Parent or Cinram nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement other than to Gordon Capital Corporation, whose fees and expenses, to the extent payable, shall be paid by Parent.

    6.4. FINANCIAL CAPACITY. Parent and Cinram have the necessary financial capacity to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII
                        ACTION PRIOR TO THE CLOSING DATE

    The parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

    7.1. INVESTIGATION BY PARENT AND CINRAM. Quixote and DMI shall afford to the officers, employees and authorized representatives of Parent and Cinram (including, without limitation, their independent accountants, environmental consultants and attorneys) complete access during normal business hours to the offices, properties, employees, business and financial records (including computer files, retrieval programs and similar documentation) of the Business and such access and information as may be necessary in connection with any environmental audit of the Business to the extent Parent and Cinram shall deem necessary or desirable and shall furnish to Parent or Cinram or their authorized representatives such additional information concerning the Purchased Assets, the Business and the operations of the Business as shall be reasonably requested, including all such information as shall be necessary to enable Parent and Cinram or their representatives to assess actual and potential liabilities of the Business (excluding information with respect to all litigation set forth on Schedule 5.22 constituting an Excluded Liability), to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Quixote and DMI contained in this Agreement have been complied with and to determine whether the conditions set forth in Article IX have been satisfied. Parent and Cinram agree that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Quixote, DMI or the Business. No investigation made by Parent or Cinram or their representatives hereunder shall affect the representations and warranties of Quixote and DMI hereunder. In the event that Parent or Cinram shall commission any environmental investigation, Parent shall provide Quixote with a copy of any proposed report to be issued with respect thereto. In addition, prior to undertaking any invasive sampling of soil or groundwater, Parent shall consult with Quixote regarding the proposed scope of work, and Quixote shall have the right to comment thereon and consent thereto, which consent shall not be unreasonably withheld. If Quixote shall fail to consent to any such sampling deemed necessary or prudent by Parent, Parent shall have the option to terminate this Agreement in the manner and with the effect provided in Article XII.

    7.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article V or VI of this Agreement inaccurate as of the Closing Date. Each party hereto shall promptly notify the other parties of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated by this Agreement. Quixote and DMI shall promptly notify Parent of any lawsuit, claim, action, proceeding or investigation that may be threatened, brought, asserted or commenced against Quixote or DMI which would have been listed on
Schedule 5.22 if such lawsuit, claim, action, proceeding or investigation had arisen prior to the date hereof.

    7.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) Quixote and DMI shall act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably acceptable to Parent, from each party to any of the Sellers' Agreements required to be obtained to assign or transfer the same to Cinram or to otherwise satisfy the conditions set forth on Section 9.5; PROVIDED, HOWEVER, that none of Quixote, DMI, Parent or Cinram shall have any obligation to offer or pay any consideration in order to obtain any such consent, approval or waiver; PROVIDED FURTHER that if any such party shall reasonably request the guarantee by Parent of the obligations of Cinram under the agreement to be assigned as a condition to giving such consent, approval or waiver and Parent shall refuse to deliver such guarantee, the assignment of such agreement shall not be required and Quixote and DMI shall have no obligation to indemnify any Cinram Group Member with respect to such assignment pursuant to Section 11.1(a)(iv); and PROVIDED FURTHER that Quixote and DMI shall not make any agreement or enter into any understanding affecting the Purchased Assets or the Business in connection with obtaining any such consent, approval or waiver without the prior written consent of Parent. During the period prior to the Closing Date, Parent and Cinram shall act diligently and reasonably cooperate with Quixote and DMI to obtain the consents, approvals and waivers contemplated by this Section 7.3(a) and Section 9.5.

    (b) During the period prior to the Closing Date, Quixote, DMI, Parent and Cinram shall act diligently and reasonably cooperate with the others to secure all consents and approvals of all Governmental Bodies required to be obtained in order to assign or transfer the Governmental Permits to Cinram, to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 9.4; PROVIDED, HOWEVER, that Quixote and DMI shall not make any agreement or enter into any understanding affecting the Purchased Assets or the Business in connection with obtaining any such consent or approval without the prior written consent of Parent.

    7.4. OPERATIONS PRIOR TO THE CLOSING DATE. (a) Quixote and DMI shall operate and carry on the Business only in the ordinary course and substantially as currently operated and conducted. On a reasonable and timely basis, Quixote and DMI shall inform Parent of the general status of the condition and operations of the Business. In furtherance thereof, Quixote and DMI shall keep and maintain the Purchased Assets in good operating condition and repair and shall use their best efforts, consistent with sound business practice, to maintain the business organization of the Business intact and to preserve and enhance the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business. Neither Quixote nor DMI shall (i) transfer or cause to be transferred from the Business any employee or agent thereof, (ii) offer employment after the Closing Date to any such employee or agent or (iii) otherwise attempt to persuade any such Person to terminate his, her or its relationship with the Business.

    (b) Notwithstanding Section 7.4(a), except as expressly permitted by this Agreement or except with the express written approval of Parent (which shall not be unreasonably withheld), neither Quixote nor DMI shall:

         (i) make any change in the Business or in the operation of the Business or make or contract or commit to make any expenditure, whether or not contemplated by the budget set forth on Schedule 5.26, in respect of the Business which shall, in any one case, exceed $25,000;

         (ii) enter into any contract, agreement, undertaking or commitment, including any purchase order not in the ordinary course of business consistent with past practice or containing a "most favored nation" pricing provision, as such term is commonly understood in the optical disc industry, or which would have been required to be set forth on

    Schedule 5.20 if in effect on the date hereof or enter into any contract which cannot be assigned to Cinram or a permitted assignee of Cinram under
    Section 13.5 or 13.16;

        (iii) enter into any contract for the purchase of real property to be used by the Business or for the sale of any Owned Real Property or exercise any option to purchase real property listed on Schedule 5.10 or any option to extend a lease listed on Schedule 5.11;

        (iv) sell, lease (as lessor), transfer or otherwise dispose of (including any transfer (except a Permissible Payment) from the Business to Quixote or any of its Affiliates), or mortgage, pledge, impose or suffer to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets acquired for the Business, except for inventory and other insignificant items of personal property sold or otherwise disposed of for fair value in the ordinary course of the business consistent with past practice;

         (v) cancel any debts owed to or claims held for the benefit of the Business (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

        (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money in respect of the Business, or enter into, as lessee, any capitalized lease obligation (as defined in Statement of Financial Accounting Standards No. 13);

        (vii) accelerate or delay collection of any note or account receivable generated by the Business in advance of or beyond its regular due date or the date when the same would have been collected in the ordinary course of business consistent with past practice;

       (viii) delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when the same would have been paid in the ordinary course of business consistent with past practice;

        (ix) allow the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the Business to vary in any material respect from the levels customarily maintained in the Business;

         (x) make, or agree to make, any payment of cash or distribution of assets to Quixote or any of its Affiliates, whether pursuant to any management fee or services agreement or similar arrangement; PROVIDED, HOWEVER, Quixote shall be entitled to receive cash from the Business, on a monthly basis, in an amount equal to the interest which would have been earned on the Purchase Price (determined as provided in Article III) for the period commencing October 1, 1996 and ending on March 31, 1997 as if the amount of such Purchase Price had been deposited on October 1, 1996 in an account bearing interest at the rate of 5% per annum; PROVIDED FURTHER that if the Closing shall occur prior to March 31, 1997, Quixote shall be entitled to receive from the Business, on the Closing Date, cash in an amount equal to the difference between the amount received as aforesaid and the amount it would have received if the Closing had occurred on March 31, 1997; and PROVIDED FURTHER that DMI shall be entitled to make Permissible Payments;

        (xi) institute any increase in any compensation payable to any employee of DMI, or Quixote with respect to the Business, or adopt any new, or institute any change or increase in any, "employee benefit plan," as such term is defined in Section 3(3) of ERISA, or any plan, policy, trust, understanding, arrangement or agreement of any kind described in clause (A) or (B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof), or institute any compensation plan, with respect to employees of the Business, or incur or accrue any cost, expense or liability with respect to any agreement, understanding or arrangement of any kind described in clause (B) of the first sentence of Section 5.18(b) (irrespective of the second sentence thereof);

        (xii) make any change in the accounting principles and practices used by Quixote and DMI from Agreed Accounting Principles;

       (xiii) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of the capital stock of DMI, or otherwise make any payments to the stockholders of DMI in their capacity as such; (B) split, combine or reclassify any of the capital stock of DMI or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of the capital stock of DMI; or (C) purchase, redeem or otherwise acquire any shares of the capital stock of DMI or those of any Subsidiary or any other securities of DMI or any Subsidiary or any rights, warrants or options to acquire any such shares or other securities;

       (xiv) hire or agree to hire any new employee for the Business or enter into any agreement, commitment or arrangement in connection with or affecting the Business with any current or newly hired employee, or individual who will be an employee (excluding Myron R. Shain) of DMI, or Quixote with respect to the Business, other than the hiring of employees in the ordinary course of business; or

        (xv) make any payment of, or in respect of, Taxes (including, without limitation, payments of, or in respect of, Taxes pursuant to a Tax sharing arrangement) out of the assets of the Business, except to the extent (A) such Taxes are Excluded Taxes (and such payment is made in accordance with past practice) or (B) Quixote reimburses the Business for the payment of, or in respect of, such Taxes so that, on the Closing Date, the Purchased Assets will not be reduced by the amount of such payment of Taxes.

    Anything in this Section 7.4 to the contrary notwithstanding, if, during the period commencing on the date hereof and ending at the close of business on the day preceding the Closing Date, DMI shall experience any shortage of cash for working capital purposes, DMI may borrow such cash shortfall from Quixote at the interest rate of 7.16% per annum; PROVIDED, HOWEVER, that any such borrowing shall be repaid (both as to principal and interest) as promptly as practicable and, in any event, not later than the close of business on the day preceding the Closing Date.

    7.5. NOTIFICATION BY QUIXOTE AND DMI OF CERTAIN MATTERS. During the period prior to the Closing Date, Quixote and DMI shall promptly advise Parent in writing of (i) any material adverse change in the condition of the Purchased Assets or the Business, (ii) any threatened or possible event, occurrence or condition which could reasonably be expected to result in any adverse change in the Purchased Assets or the Business, (iii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement and (iv) any material default under any of the Sellers' Agreements or any event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Quixote or DMI has knowledge.

    7.6. ANTITRUST LAW COMPLIANCE. As promptly as practicable after the date hereof, Parent and Quixote shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party hereto warrants that all such filings by it will be in all material respects, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Parent, Cinram, DMI and Quixote agrees to make available to the others such information as any of them may reasonably request relative to its business, assets and property (including, in the case of Quixote and DMI, the Business) as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

    7.7. COMMITMENT FOR TITLE INSURANCE AND SURVEY. Quixote shall cause to be delivered to Parent not more than 30 days after the date hereof, with respect to each parcel of Owned Real Property identified on Schedule 5.10 and the parcel of leased real property identified as Item No. 6 on Schedule 5.11: (i) a current commitment for the issuance of an owner's title insurance policy (or leasehold owner's title insurance policy, as the case may be), all of which policies shall be ALTA 1992 Form-B policies with an endorsement deleting the "creditor's rights" exception or exclusion, with an ALTA Form 3.1 zoning endorsement, an access endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered access to such street and an endorsement insuring that there is no violation of any covenants, conditions or restrictions affecting the real property, with extended coverage over general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (easements), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens), written by First American Title Company or another nationally recognized title insurance company in an amount equal to the value to be allocated to such parcel on the Allocation Schedule, in form and substance satisfactory to Parent, and providing that, upon the satisfaction of the conditions specified therein, Cinram will have good and marketable title thereto, free and clear of all Encumbrances (other than Permitted Encumbrances); and (ii) an ALTA land title survey, certified to Parent and acceptable to such title company, of a recent date with respect to each such parcel showing no encroachments or other survey defects with respect to the buildings, structures and other improvements located on such property.

    7.8. QUIXOTE STOCKHOLDER MEETING. As promptly as practicable after the date hereof, Quixote shall call a meeting of its stockholders (the "Quixote Stockholder Meeting") to be held as promptly as practicable for the purpose of voting upon this Agreement and the transactions contemplated hereby. Quixote shall, through its Board of Directors, recommend to its stockholders approval of such matters and shall not withdraw such recommendation; PROVIDED, HOWEVER, that such Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if, as a result of any change in the facts and circumstances, such Board of Directors concludes in good faith on the basis of the advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law.

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

    8.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS. In furtherance of the sale of the Purchased Assets and the Business to Cinram hereunder by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Assets and the Business so sold, Quixote and DMI covenant and agree that, for a period ending on the fifth anniversary of the Closing Date, neither Quixote or DMI nor any of their Affiliates shall:

         (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for or otherwise carry on a business similar to or competitive with the Business anywhere in the world; or

         (ii) induce or attempt to persuade any employee, agent or customer of the Business to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Business;

PROVIDED, HOWEVER, that nothing contained in this Section 8.1 shall prohibit Quixote, DMI or their Affiliates from owning not to exceed 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ market system. In addition, Quixote and DMI covenant and agree that neither they nor any of their Affiliates will divulge or make use of any Trade Secrets or other confidential information of the Business other than to disclose such secrets and information to Parent, Cinram or their Affiliates. In the event Quixote, DMI or any Affiliate thereof shall violate any of their obligations under this Section 8.1, Parent and/or Cinram may proceed against them in law or in equity for such damages or other relief as a court may deem appropriate. Quixote and DMI acknowledge that a violation of this Section 8.1 may cause Parent and Cinram irreparable harm which may not be adequately compensated for by money damages. Quixote and DMI therefore agree that, in the event of any actual or threatened violation of this Section 8.1, Parent and/or Cinram shall be entitled, in addition to other remedies that may be available, to a temporary restraining order and to preliminary and final injunctive relief against Quixote, DMI and any Affiliates thereof to prevent any violations of this
Section 8.1, without the necessity of posting a bond or of proving actual monetary loss. It is hereby expressly understood and agreed that such injunctive or other equitable relief shall not be Parent's and Cinram's exclusive remedy. The prevailing party in any action commenced under this Section 8.1 shall also be entitled to receive reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.1, any term, restriction, covenant or promise in this Section 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

    8.2. PRODUCTION OF REPLACEMENT PRODUCTS. From and after the Closing Date, Cinram shall, at Quixote's reasonable request and at Cinram's cost for labor, material and variable overhead with respect to services performed or products furnished to or for the benefit of Quixote and DMI, provide a reasonable quantity of the products required to replace any products manufactured and delivered by the Business prior to the Closing Date. In providing such replacement products for the benefit of Quixote and DMI, Cinram shall first use any excess products which result from any production overrun before incurring additional costs to manufacture such replacement products. Neither Parent nor Cinram shall be liable for any product liability or claims for injury to person or property, regardless of when made or asserted, with respect to the manufacture or provision of such replacement products or the performance of any replacement services.

    8.3. TAXES. (a) Quixote and DMI shall be liable for and pay, and pursuant to Article XI shall indemnify Cinram against: (i) all Taxes imposed on any Subsidiary (which, for purposes of this Section 8.3, shall include the subsidiary referred to in the last paragraph of Section 2.1), or for which such Subsidiary may otherwise be liable, as a result of having been a member of an "affiliated group," as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code, that, at any time on or prior to the Closing, includes or has included such Subsidiary or any predecessor of or successor to such Subsidiary (or another such predecessor or successor), or any other group of corporations that, at any time on or prior to the Closing, files or has filed Tax Returns on a combined, consolidated or unitary basis with such Subsidiary or any predecessor of or successor to such Subsidiary (or another such predecessor or successor), including, without limitation, Taxes for which any Subsidiary may be liable pursuant to Treas. Reg.
Section 1.1502-6 or similar provisions of any state, local or foreign law as a result of having been a member of such an affiliated group); and (ii) all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets and the Assumed Liabilities, in each case attributable to taxable years or periods ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date; PROVIDED, HOWEVER, that Quixote and DMI shall not be liable for, and shall not indemnify Cinram against, any such Taxes that (i) are other than federal, state, local or foreign income or franchise Taxes and (ii) are attributable to periods (including partial periods) beginning after September 30, 1996 (the Taxes described in this proviso being herein referred to as the "Excluded Taxes"). Quixote and DMI shall be entitled to any refund of any Taxes for which they are liable pursuant to the preceding sentence. Cinram shall be liable for and shall pay, and pursuant to Article XI shall indemnify Quixote and DMI against: (i) all Taxes (whether assessed or unassessed) applicable to the Business, the Purchased Assets and the Assumed Liabilities that are attributable to taxable years or periods beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and
(ii) all Excluded Taxes. Anything in this Section 8.3(a) to the contrary notwithstanding, Quixote and DMI shall in all events be liable for, and shall indemnify Cinram against, all Taxes described in Section 2.4(m), and such Taxes shall not constitute Excluded Taxes. Cinram shall be entitled to any refund of any Taxes for which it is liable pursuant to the second preceding sentence. All Excluded Taxes that are payable on or prior to the Closing Date shall be timely paid by DMI out of the assets of the Business (in accordance with past practice) and, to the extent so paid, shall be treated as having been paid by Cinram, and Cinram shall have no liability or indemnification obligation with respect thereto. For purposes of this Section 8.3: (i) any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of business on the Closing Date and the other beginning on the day after the Closing Date; and (ii) the amount of Excluded Taxes attributable to any taxable year or period beginning before and ending after September 30, 1996 shall similarly be treated on a "closing of the books" basis as two partial periods, one ending at the close of business on September 30, 1996 and the other beginning on October 1, 1996. Notwithstanding the foregoing, Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

    (b) Quixote and DMI, on the one hand, or Cinram, on the other hand, as the case may be, shall provide reimbursement for any Tax paid by the other party, all or a portion of which is the responsibility of the first party in accordance with the terms of this Section 8.3 (it being understood that any payment of Excluded Taxes made by Quixote or DMI shall be treated as though made by Cinram). Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion thereof which is the liability of each party, although failure to do so will not relieve the other party from its liability hereunder. Such notice shall set forth in reasonable detail the methodology used to calculate the liability of each party, which shall be consistent with Section 8.3(a).

     (c) After the Closing Date, each of Quixote, DMI and Cinram shall (and cause its respective Affiliates to):

         (i) assist any other party hereto in preparing any Tax Returns which such other party is responsible for preparing and filing;

         (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Business or the Purchased Assets;

        (iii) make available to the other parties hereto and to any taxing authority, as reasonably requested, all information, records and documents relating to Taxes of the Business or the Purchased Assets;

        (iv) provide timely notice to the other parties hereto in writing of any pending or threatened Tax audits or assessments relating to Taxes of the Business or the Purchased Assets for taxable periods for which the other parties may have a liability under this Section 8.3; and

         (v) furnish the other parties hereto with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

    (d) Anything in this Agreement to the contrary notwithstanding, the obligations of the parties contained in this Section 8.3 shall be unconditional and absolute and shall remain in effect without limitation as to time.

    (e) ELECTION UNDER SECTION 338(H)(10). DMI and Cinram shall make a joint election for the subsidiary referred to in the last paragraph of Section 2.1 (and any of the Subsidiaries for which an election is available) under Section 338(h)(10) of the Code and under any applicable similar provisions of state or local law with respect to the purchase of the shares of such entity (collectively, the "Section 338(h)(10) Elections"). DMI and Cinram shall, within 30 days after the completion of the Allocation Schedule, but in no event later than five days prior to the due date for filing Internal Revenue Service Form 8023-A, exchange completed and executed copies of Internal Revenue Service Form 8023-A and required schedules thereto, and any similar state and foreign forms. If any changes are required in these forms as a result of information which becomes available only after these forms are prepared, Quixote, DMI and Cinram will promptly agree on such changes.

    8.4. DISCHARGE OF LIABILITIES. (a) Quixote and DMI covenant and agree that they shall, jointly and severally, pay and discharge, and hold Parent and Cinram harmless from, each and every liability and obligation of Quixote and DMI in respect of the Business or the Purchased Assets arising from events occurring on or prior to the Closing Date, excepting only those liabilities and obligations expressly assumed by Cinram at the Closing pursuant to the instrument of assumption delivered to Quixote and DMI.

    (b) Parent and Cinram covenant and agree that they shall, jointly and severally, pay and discharge, and hold Quixote and DMI harmless from, each and every liability and obligation of Parent and Cinram in respect of the Assumed Liabilities.

    8.5. EMPLOYEES AND EMPLOYEE BENEFIT PLANS. (a) Except for Myron R. Shain, immediately after the Closing, Cinram shall offer immediate employment on an "at-will" basis, initially at salary or hourly rates, as appropriate, that are substantially comparable to those in effect at the Closing, to:

         (i) each of the employees of the Business who are actively at work as of the Closing Date and (A) are identified on Schedule 5.18(i) or (B) are not identified on such Schedule because they were not employees or commission salespersons of the Business on September 30, 1996 but (1) are hired after such date as hourly employees at standard scheduled wage rates, with only the benefits generally available to all employees of the Business, as to whom the information described in Section 5.18(i) will be delivered to Parent not later than three business days prior to the Closing, or (2) have been hired after such date and prior to the date hereof as salaried employees and as to whom the information described in Section 5.18(i) has been provided on Schedule 5.18(i) (except as otherwise indicated on such Schedule); and

         (ii) to any individual identified on Schedule 5.18(i) who is an employee of the Business as of the Closing Date and is receiving sick-leave or short-term disability benefits under Quixote's or DMI's sick-leave or short-term disability program or who is on an approved leave of absence as of the Closing Date and is entitled to reinstatement under applicable federal or state law, subject to the following conditions (except to the extent that such conditions are not applicable to the reason for such individual's absence): (A) such individual is released by his or her physician to return to active employment; and (B) such individual actually returns to active employment immediately upon such release; PROVIDED, HOWEVER, that no individual need be offered employment because of this
    Section 8.5(a)(ii) after six months following the Closing Date or any applicable longer period required by law.

    This Agreement shall not create any obligation on the part of Cinram to continue the employment of any employee for any definite period or, notwithstanding any provision of Section 8.5(c) to the contrary, with any particular term or condition of employment. Any person to whom employment is offered pursuant to this Section 8.5(a) and who accepts such employment is herein referred to as a "Transferred Employee."

    (b) Quixote, DMI and their Affiliates have not offered and will not offer employment to any of the employees to whom Cinram must offer employment pursuant to Section 8.5(a) during the two-year period immediately following the Closing Date without the prior written consent of Cinram; and after the expiration of such two-year period, Quixote or DMI may hire any employee who voluntarily terminates employment with Cinram only if such employee terminates such employment without any inducement from Quixote or DMI.

     (c) Cinram shall use reasonable efforts to provide initially, immediately following the Closing, the Transferred Employees with benefits of the types listed on Schedule 8.5(c) that are substantially comparable to those benefits of the same type provided to such employees by Quixote or DMI prior to the Closing Date (with such comparability determined by reference to the descriptions of such benefits found in the Draft #5 DMI Employee Handbook (unpublished) dated October 15, 1996 or in plan documents delivered by Quixote or DMI to Cinram pursuant to Section 5.18(c)). Such benefits may exclude, in Cinram's sole discretion, any post-retirement or other post-termination medical or other benefits and long-term disability insurance with respect to any pre-existing conditions. Such reasonable efforts may exclude, in Cinram's sole discretion, providing any medical, health, dental, eye care, long-term disability or death benefits to any person other than on an insured basis. Quixote and DMI shall provide, both before and after the Closing, Cinram with such information as Cinram may reasonably request in order for Cinram to fulfill this Section 8.5(c). Cinram agrees to recognize service with DMI as if it were service with Cinram for the purpose of determining the eligibility of the Transferred Employees to participate in the plans providing benefits of the types listed on
Schedule 8.5(c) to be made available by Cinram to the Transferred Employees, except to the extent that to do so would jeopardize the favorable tax status of any such plan (without making modifications to such plan). Such service shall be so recognized for purposes other than participation eligibility (such as for vesting or benefit accrual under any retirement plan) only to the extent Cinram determines in its sole discretion. Notwithstanding the preceding sentence, the Transferred Employees shall be allowed to participate in the Cinram, Inc. 401(k) Profit Sharing Plan and Trust ("Cinram's 401(k) Plan"), and, Cinram agrees to recognize service with DMI as if it were service with Cinram for the purposes of determining the eligibility of the Transferred Employees to participate in Cinram's 401(k) Plan and to vest in benefits accrued thereunder, except to the extent that to do so would jeopardize the favorable tax status of such plan (without making modifications to such plan).

    (d) Quixote and DMI shall take all necessary actions to assure that the Transferred Employees will be fully vested in their accounts in the Quixote Corporation Incentive Savings Plan ("Quixote's 401(k) Plan") as of the Closing Date. As soon as practicable after the Closing Date, Quixote, DMI and Cinram will co-operate to take all reasonable actions necessary to cause there to be transferred to Cinram's 401(k) Plan the Transferred Employees' account balances under Quixote's 401(k) Plan as of the day of transfer to Cinram's 401(k) Plan, and at the same time cause there to be transferred from Quixote's 401(k) Plan to Cinram's 401(k) Plan assets with a fair market value equal, as of the day of transfer, to the sum of the account balances of the Transferred Employees in Quixote's 401(k) Plan as of the day of transfer. Quixote shall be responsible for there being transferred to Cinram's 401(k) Plan the correct amounts of balances and assets, and that such amount of assets shall represent the Transferred Employees' portion of the fair market value of all assets of Quixote's 401(k) Plan as of such transfer date (based on the ratio by investment of the account balances of the Transferred Employees to all account balances under Quixote's 401(k) Plan as of such transfer date). Quixote shall provide Cinram with such information as may be reasonably requested by Cinram to confirm the proper balances and assets are being so transferred and to administer Cinram's 401(k) Plan with respect to such balances after such transfers. Such transfers shall be made only after Cinram presents to Quixote a copy of a current IRS favorable determination letter or other evidence that Cinram's 401(k) Plan is a "qualified" plan (within the meaning of Section 401(a) of the Code) and after Quixote presents to Cinram a copy of a current IRS favorable determination letter or other evidence that

Quixote's 401(k) Plan is so qualified. The transfer of assets shall be made in cash, or in other assets if Quixote and Cinram shall so agree. The transfers shall be made only in a manner that complies with the Code and all other applicable laws. If (i) it shall be determined by Quixote or Cinram that the Transferred Employees' account balances cannot be required to be transferred pursuant to this Section 8.5(d), (ii) Cinram shall determine that such a required transfer would require (in order for Cinram's 401(k) Plan to maintain its qualified status) that Cinram's 401(k) Plan be amended to provide distribution options as to time or manner or other features (other than participant loans) with respect to the transferred account balances not otherwise provided by Cinram's 401(k) Plan prior to the Closing, (iii) Cinram shall determine that such a required transfer would require (in order for Cinram's 401(k) Plan to maintain its qualified status) that Cinram's 401(k) Plan be amended to provide distribution options as to time or manner or other features (including participant loans) with respect to account balances of persons (other than the Transferred Employees) that are not otherwise provided by Cinram's 401(k) Plan prior to the Closing, (iv) Quixote or Cinram shall determine that such assets may be liquidated to be so transferred only if such accounts would incur a charge or penalty pursuant to any insurance or annuity contract or otherwise or (v) Quixote or Cinram shall determine that such a required transfer would jeopardize the tax qualified status of such plan, then at Quixote or Cinram's option, whichever makes such determination, such transfer shall not be made and the Transferred Employees will be entitled to distributions from Quixote's 401(k) Plan at such times as are provided therein. All such determinations shall be reasonable and shall be made in good faith. Quixote and DMI agree that, for the plan year of Quixote's 401(k) Plan which includes the Closing Date, DMI shall contribute amounts to the accounts of all Transferred Employees, as cash or deferred contributions, employer matching contributions and employer discretionary contributions in the same amounts as would have been contributed if the Transferred Employees had not terminated employment with DMI or Quixote; PROVIDED, HOWEVER, that the amount of any such employer discretionary contributions shall be determined only by reference to the amount of compensation earned by the Transferred Employees while employed by Quixote or DMI. Quixote and DMI hereby represent to Cinram that the assets and account balances to be transferred to Cinram's 401(k) Plan pursuant to this
Section 8.5(d) will not incur a charge or penalty pursuant to any insurance or annuity contract or otherwise as a result of any such transfer being made in the form of cash and are not invested in any life insurance with respect to any Transferred Employee's life, and that distributions are only available under Quixote's 401(k) Plan in the form of lump sum cash distributions. Prior to the time any transfers are made pursuant to this Section 8.5(d), and if for any reason it is determined that such transfers shall not be made, Transferred Employees' account balances shall be maintained under Quixote's 401(k) Plan and distributed in the manner and at the time provided therein.

    (e) Quixote and DMI agree to take all actions necessary so that all of the requirements of Part 6 of Title I of ERISA are satisfied and continue to be satisfied with respect to (i) persons who are employed by DMI or Quixote at any time prior to the Closing Date and are not employed by Cinram immediately after the Closing Date, and all qualified beneficiaries with respect to such persons,
(ii) all Transferred Employees, and all qualified beneficiaries with respect to such persons, as a result of such Transferred Employees' termination of employment with DMI or Quixote and (iii) all other persons entitled to continuation coverage under Part 6 of Title I of ERISA as a result of an event occurring on or prior to the Closing Date. Such actions shall include providing to all such persons an option to maintain health coverage that is at least as valuable as that provided by Quixote and DMI prior to the Closing Date. Quixote and DMI agree to continue all long-term disability insurance policies for all Transferred Employees who are receiving benefits thereunder as of the Closing Date or who are absent from work as of the Closing Date due to a disability and would, but for any waiting period under such policy, be receiving benefits thereunder as of the Closing Date. Quixote and DMI agree to continue such policies in effect until such disabled employees become Transferred Employees.

    (f) During the time period following the Closing Date required under applicable law, Quixote and DMI shall pay all wages, salaries, commissions, bonuses and severance payments, and all payments required under all ERISA Benefit Plans and Non-ERISA Commitments, which have accrued on or prior to the Closing Date, or thereafter accrue or otherwise become payable, and which are owed to employees of the Business due to employment prior to the Closing or as a result of the transactions contemplated by this Agreement, and shall satisfy all liabilities and obligations described in Section 2.4(m), other than those that constitute Assumed Liabilities.

    8.6. COOPERATION WITH QUIXOTE REGARDING CERTAIN LITIGATION. From and after the Closing Date, Cinram and its Affiliates conducting the Business shall cooperate with Quixote with respect to the litigation set forth on Schedule 8.6 by providing Quixote reasonable access during normal business hours and on reasonable advance notice to the relevant records of the Business, and to employees of the Business who may be called by Quixote as witnesses in any such litigation or may be needed to provide copies of such records or any other information which Quixote may reasonably require for such litigation and which is not protected by any confidentiality agreement with a third Person. Quixote shall reimburse Cinram for the direct costs of such employees' time, including benefits, and Cinram's other out-of-pocket expenses.

    8.7. CHANGE IN CORPORATE NAME. Quixote shall cause DMI promptly after the Closing Date to change its corporate name to a name that does not include the word "Disc" or any variation thereof.

    8.8. NO SOLICITATION. From and after the date hereof, neither Quixote nor DMI shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Takeover Proposal from any Person, or commence new discussions with, or continue current discussions or negotiations relating to, any Takeover Proposal, and shall use its reasonable best efforts to prevent any of its directors, officers, attorneys, financial advisors and other authorized representatives from, directly or indirectly, taking any such action; PROVIDED, HOWEVER, that Quixote and DMI may engage in discussions or negotiations with, or furnish information concerning DMI and its properties, assets and business to, any Person which makes, or indicates in writing an intention to make, a Superior Proposal if the Board of Directors of Quixote shall conclude in good faith that the failure to take such action would violate the fiduciary obligations of such Board of Directors under applicable law. Quixote shall promptly notify Parent of any Takeover Proposal, including the material terms and conditions thereof. As used in this Agreement: (i) "Takeover Proposal" means any proposal or offer for, or any expression of interest (by public announcement or otherwise) by any Person (other than a proposal or offer by Parent or any of its Subsidiaries or other Affiliates) in, any tender or exchange offer for 20% or more of the equity of Quixote or DMI, any merger, consolidation or other business combination involving Quixote or DMI or any of its Significant Subsidiaries, any acquisition in any manner of 20% or more of the equity of, or 20% or more of the assets of, DMI or any of its Significant Subsidiaries or any inquiry by any person with respect to Quixote's or DMI's willingness to receive or discuss any of the foregoing; (ii) "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any Person (or group) (other than Parent or any of its Subsidiaries or other Affiliates) to acquire Quixote or DMI pursuant to any Takeover Proposal on terms which a majority of the members of the Board of Directors of Quixote determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors), to be more favorable to Quixote and its stockholders than the transactions contemplated hereby; and (iii) "Significant Subsidiary" shall have the meaning specified in Rule 1-02 of Regulation S-X of the SEC.

    8.9. THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Closing Date, neither Quixote nor DMI shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries or Affiliates is a party. During such period, Quixote or DMI shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                                   ARTICLE IX
            CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND CINRAM

    The obligations of Parent and Cinram under this Agreement shall, at the option of Parent, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    9.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Quixote or DMI in the performance of any of their covenants and agreements herein; each of the representations and warranties of Quixote and DMI contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Parent or any transaction permitted by Section 7.4; and there shall have been delivered to Parent a certificate to such effect, dated the Closing Date and signed on behalf of Quixote and DMI, respectively, by its President or any Vice President.

    9.2. NO CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, there shall have been (i) no material adverse change in the Purchased Assets or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business; (ii) no material adverse federal or state legislative or regulatory change affecting the Business or its products or services; and (iii) no material damage to the Purchased Assets by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to Parent a certificate to such effect, dated the Closing Date and signed on behalf of Quixote and DMI, respectively, by its President or any Vice President.

    9.3. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or which, if the Person instituting or threatening the same were to prevail, could reasonably be expected to have a material adverse change on the Business or the Purchased Assets.

    9.4. NECESSARY GOVERNMENTAL APPROVALS. The parties hereto shall have received all approvals and actions of or by, or have made all necessary filings with, all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified on Schedule 5.3 or otherwise required to be obtained or filed prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the Purchased Assets or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Business.

    9.5. NECESSARY CONSENTS. Quixote and DMI shall have received consents, in form and substance reasonably acceptable to Parent, to the transactions contemplated hereby from the other parties to all contracts, leases, licenses, agreements and permits to which DMI or Quixote are a party or by which DMI, Quixote or any of the Purchased Assets is affected and which are specified on
Schedule 9.5.

    9.6. TITLE INSURANCE AND SURVEY. Parent shall have received, with respect to each parcel of the Owned Real Property identified on Schedule 5.10: (i) a current owner's title insurance policy and, with respect to the Huntsville Owned Real Property and any other leased real property identified on Schedule 5.11, a current leasehold owner's title insurance policy, with all premiums and related charges paid by Quixote and/or DMI, each of which policies shall be in the form and contain the endorsements, coverage and other provisions specified in Section 7.7 with respect to the commitments for such policies, and (ii) the survey required by Section 7.7.

    9.7 QUIXOTE STOCKHOLDER APPROVAL. The execution and performance of this Agreement and the transactions contemplated hereby shall have been approved by at least 60% of the votes entitled to be cast at the Quixote Stockholder Meeting by the holders of the outstanding shares of Quixote capital stock in accordance with applicable law and the Certificate of Incorporation and By-laws of Quixote.

    9.8 ABSENCE OF MATERIAL ENVIRONMENTAL LIABILITIES. Cinram's environmental investigation pursuant to Section 7.1 shall not have revealed any environmental conditions at any of the Sellers' Properties or with respect to any of the Purchased Assets, or any environmental non-compliance, obligation or liability affecting the Purchased Assets or the Business, which, in any such case, could result in any material Loss or Expense or could otherwise have a material adverse effect on the Purchased Assets or the Business; PROVIDED, HOWEVER, that this condition shall not be deemed to be unsatisfied until Parent shall advise Quixote in writing of the environmental problem, specify its objections with particularity, and Quixote shall not have satisfied Parent with respect to such objections within 30 days after receipt by Quixote of such notice.

    9.9 BANK ACCOUNTS. Prior to the Closing Date, Quixote shall have provided to Parent a list of each bank account, safe deposit box or lock box used by DMI, or Quixote with respect to the Business, and at the Closing shall cause each authorized signatory thereto to resign if the same holds or relates to any of the Purchased Assets.

                                   ARTICLE X
             CONDITIONS PRECEDENT TO OBLIGATIONS OF QUIXOTE AND DMI

    The obligations of Quixote and DMI under this Agreement shall, at the option of Quixote, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    10.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by Parent or Cinram in the performance of any of their covenants and agreements herein; each of the representations and warranties of Parent and Cinram contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Quixote or any transaction contemplated by this Agreement; and there shall have been delivered to Quixote a certificate to such effect, dated the Closing Date and signed on behalf of Parent and Cinram, respectively, by its President or any Vice President.

    10.2. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

    10.3. NECESSARY GOVERNMENTAL APPROVALS. The parties hereto shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby and are required to be obtained prior to the Closing by applicable Requirements of Laws.

    10.4. QUIXOTE STOCKHOLDER APPROVAL. The execution and performance of this Agreement and the transactions contemplated hereby shall have been approved by at least 60% of the votes entitled to be cast at the Quixote Stockholder Meeting by the holders of the outstanding shares of Quixote capital stock in accordance with applicable law and the Certificate of Incorporation and By-laws of Quixote.

                                   ARTICLE XI
                                INDEMNIFICATION

    11.1. INDEMNIFICATION BY QUIXOTE AND DMI. (a) Quixote and DMI agree, jointly and severally, to indemnify and hold harmless each Cinram Group Member from and against any and all Losses and Expenses incurred by such Cinram Group Member in connection with or arising from:

         (i) any breach or alleged breach by Quixote or DMI of any of its covenants in this Agreement or in any Sellers' Ancillary Agreement;

         (ii) any failure of Quixote or DMI to perform any of its obligations in this Agreement or in any Sellers' Ancillary Agreement;

        (iii) any breach or alleged breach of any warranty or the inaccuracy of any representation of Quixote or DMI contained or referred to in this Agreement or in any written information or certificate delivered by or on behalf of Quixote or DMI pursuant hereto;

        (iv) any failure of Quixote or DMI to obtain prior to the Closing any required consent with respect to any document referred to on Schedule 2.3(b) or on Schedule 9.5;

         (v) the failure of Quixote or DMI to comply with any applicable bulk sales law, except that this clause (v) shall not affect the obligation of Cinram to pay and discharge the Assumed Liabilities; or

        (vi) the failure of Quixote or DMI to satisfy or otherwise perform any Excluded Liability;

    PROVIDED, HOWEVER, that neither Quixote nor DMI shall be required to indemnify and hold harmless under clauses (i), (ii) and (iii) of this sentence with respect to any Loss or Expense incurred by Cinram Group Members (other than Losses and Expenses incurred as a result of inaccuracies in the representations and warranties contained in the last paragraph of Section 2.1 or in Sections 5.1, 5.3, 5.7, 5.9, 5.17, 5.18 and 5.28 and Losses and Expenses incurred as a result of a breach by Quixote and DMI of their covenants and obligations set forth in Sections 3.2, 7.3, 8.3, 8.5(e), 8.5(f), 8.6 and 13.10, as to all of
which this proviso shall have no effect) only to the extent that the aggregate amount of such Losses and Expenses exceeds $1,000,000; PROVIDED, HOWEVER, that such aggregate amount limitation shall not apply to any claim or series of related claims in which the aggregate amount of Losses and Expenses shall exceed $100,000 (it being understood that, for this purpose, the amounts owed by any account debtor and its Affiliates shall not be combined with amounts owed by other account debtors); and PROVIDED FURTHER that the reimbursement and indemnification obligations of Quixote and DMI under this Section 11.1 (other than with respect to Excluded Liabilities) shall be limited to 50% of the Purchase Price.

    (b) The indemnification provided for in this Section 11.1 shall terminate three years after the Closing Date (and no claims shall be made by any Cinram Group Member under this Section 11.1 thereafter), except that the indemnification by Quixote and DMI shall continue as to:

         (i) the obligations and representations of Quixote and DMI under all deeds, bills of sale and instruments of assignment delivered pursuant to
    Section 4.4, as to which no time limitation shall apply;

         (ii) the representations and warranties set forth in the last paragraph of Section 2.1 and in Sections 5.7, 5.9, 5.17 and 5.18 and the covenants of Quixote and DMI set forth in Sections 3.2, 8.3, 8.4, 8.5(e), 8.5(f), 13.2, 13.6, 13.10 and 13.13, as to all of which no time limitation shall apply (except as may be otherwise expressly provided therein);

        (iii) the covenant set forth in Section 8.1, as to which the indemnification provided for in this Section 11.1 shall terminate one year after the expiration of the noncompetition period provided for therein;

        (iv) any Loss or Expense of which any Cinram Group Member has notified Quixote or DMI in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligations of Quixote and DMI shall continue until their liability shall have been determined pursuant to this Article XI, and Quixote and DMI shall have reimbursed all Cinram Group Members for the full amount of such Losses and Expenses in accordance with this Article XI; and

         (v) the obligations of Quixote and DMI with respect to the Excluded Liabilities, as to which no time limitation or dollar amount limit shall apply.

    11.2. INDEMNIFICATION BY CINRAM. (a) Cinram agrees to indemnify and hold harmless each Sellers' Group Member from and against any and all Losses and Expenses incurred by such Sellers' Group Member in connection with or arising from:

         (i) any breach or alleged breach by Parent or Cinram of any of its covenants in this Agreement or in any Cinram Ancillary Agreement;

         (ii) any failure of Parent or Cinram to perform any of its obligations in this Agreement or in any Cinram Ancillary Agreement; or

        (iii) any breach or alleged breach of any warranty or the inaccuracy of any representation of Parent or Cinram contained or referred to in this Agreement or in any certificate delivered by or on behalf of Parent or Cinram pursuant hereto;

    PROVIDED, HOWEVER, that Cinram shall be required to indemnify and hold harmless under this Section 11.2 with respect to any Loss or Expense incurred by Sellers' Group Members (other than Losses and Expenses incurred as a result of Cinram's failure to pay, perform or discharge any of the Assumed Liabilities, Losses and Expenses incurred as a result of inaccuracies in the representations and warranties contained in Article VI and Losses and Expenses incurred as a result of a breach by Cinram of its covenants and obligations set forth in Sections 3.2, 4.2, 7.3, 8.3, 8.6 and 13.10, as to all of which this proviso shall have no effect) only to the extent that the aggregate amount of such Losses and Expenses shall exceed $1,000,000; PROVIDED, HOWEVER, that such aggregate amount limitation shall not apply to any claim or series of related claims in which the aggregate amount of Losses and Expenses shall exceed $100,000; and PROVIDED FURTHER that the reimbursement and indemnification obligations of Parent and Cinram under this Section 11.2 (other than with respect to Assumed Liabilities) shall be limited to 50% of the Purchase Price.

    (b) The indemnification provided for in this Section 11.2 shall terminate three years after the Closing Date (and no claims shall be made by any Sellers' Group Member under this Section 11.2 thereafter), except that the indemnification by Cinram shall continue as to:

         (i) the obligations of Cinram under all instruments of assumption delivered pursuant to Section 4.3, as to which no time limitation shall apply;

         (ii) the covenants of Parent and Cinram set forth in Sections 3.2, 8.3, 8.4, 13.2, 13.6, 13.10 and 13.13, as to all of which no time limitation shall apply (except as may be otherwise expressly provided therein); and

        (iii) any Loss or Expense of which any Sellers' Group Member has notified Cinram in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Cinram shall continue until the liability of Cinram shall have been determined pursuant to this Article XI, and Cinram shall have reimbursed all Sellers' Group Members for the full amount of such Losses and Expenses in accordance with this Article XI.

    11.3. NOTICE OF CLAIMS. (a) Any Cinram Group Member or Sellers' Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; PROVIDED, HOWEVER, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and PROVIDED FURTHER that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

    (b) In calculating any Loss or Expense, there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any tax benefit to the Indemnified Party (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments), as determined in accordance with Section 11.5.

     (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

    11.4. THIRD PERSON CLAIMS. (a) Subject to Section 11.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by the Indemnified Party from the Indemnitor, and, in any such case, the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; PROVIDED, HOWEVER, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit which the Indemnified Party has elected to conduct and control the defense thereof; and PROVIDED FURTHER that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, the Indemnitor has an obligation to provide indemnification hereunder to the Indemnified Party. Notwithstanding the preceding sentence, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent; PROVIDED, HOWEVER, that in such event the Indemnified Party shall waive any right to indemnification hereunder therefor unless such consent shall have been unreasonably withheld.

    (b) If any third Person claim, action or suit against any Indemnified Party shall be solely for money damages or, when Quixote and/or DMI shall be the Indemnitor, could have no continuing effect in any material respect on the Business or the Purchased Assets, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of such third Person claim, action or suit if indemnification will be sought hereunder by the Indemnified Party from the Indemnitor, but only if the Indemnitor shall have acknowledged and agreed in writing that, if such claim, action or suit shall be adversely determined, the Indemnitor has an obligation to provide indemnification hereunder to the Indemnified Party in respect thereof; and, in any such case, the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; PROVIDED, HOWEVER, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit which the Indemnitor has elected to conduct and control the defense thereof. Notwithstanding the preceding sentence, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit; PROVIDED, HOWEVER, that in such event the Indemnified Party shall waive any right to indemnification hereunder therefor unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent shall have been unreasonably withheld, in which event no claim for indemnification hereunder therefor shall be waived.

    11.5 INDEMNIFICATION PAYMENTS ON AFTER-TAX BASIS. Any indemnification payment hereunder with respect to any Loss or Expense shall be an amount which is sufficient to compensate the Indemnified Party for the amount of such Loss or Expense, after taking into account: (i) all increases in federal, state, local, foreign or other Taxes payable by the Indemnified Party as a result of the receipt of such payment (by reason of such payment being included in income, resulting in a reduction of tax basis or otherwise increasing the Taxes payable by the Indemnified Party at any time); (ii) all increases in Taxes (including estimated Taxes) payable by the Indemnified Party for all affected taxable years as a result of the event giving rise to indemnification; and (iii) all reductions in Taxes (including estimated Taxes) payable by the Indemnified Party as a result of the event giving rise to indemnification. This Section 11.5 shall not apply to any payment made by Cinram to Quixote or DMI to reimburse Quixote or DMI for a payment of Taxes made by Quixote or DMI for which Cinram is liable pursuant to this Agreement.

                                  ARTICLE XII
                                  TERMINATION

    12.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual written consent of Parent and Quixote;

         (b) by Parent if (i) Quixote or DMI shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 30 days after receipt by Quixote of notice of such failure to comply, or (ii) the stockholders of Quixote shall not approve this Agreement and the transactions contemplated hereby at the Quixote Stockholder Meeting or any adjournment thereof prior to February 28, 1997;

         (c) by Quixote if (i) Parent or Cinram shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within 30 days after receipt by Parent of notice of such failure to comply, or (ii) the stockholders of Quixote shall not approve this Agreement and the transactions contemplated hereby at the Quixote Stockholder Meeting or any adjournment thereof prior to April 30, 1997;

         (d) by either Parent or Quixote if there has been (i) a material breach by the other (or DMI if Parent is the terminating party or Cinram if Quixote is the terminating party) of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other (or DMI if Parent is the terminating party or Cinram if Quixote is the terminating party) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within 30 days after receipt by the breaching party of notice of the breach;

         (e) by either Parent or Quixote if: (i) the Closing has not been effected on or prior to the close of business on June 30, 1997; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause
    (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to such date; or (ii) any court or other Governmental Body having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (f) by either Parent or Quixote if the Board of Directors of Quixote shall reasonably determine that a Takeover Proposal constitutes a Superior Proposal; PROVIDED, HOWEVER, that Quixote may not terminate this Agreement pursuant to this clause (f) unless (i) 10 business days shall have elapsed after delivery to Parent of a written notice of such determination by such Board of Directors and during such 10 business-day period Quixote shall have fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Takeover Proposal, with the intent of enabling Parent and Cinram to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such 10 business-day period such Board of Directors shall continue reasonably to believe that such Takeover Proposal constitutes a Superior Proposal and promptly thereafter Quixote shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal;

         (g) by Parent if the Board of Directors of Quixote shall not have recommended this Agreement and the transactions contemplated hereby to Quixote's stockholders, or shall have resolved not to make such recommendation, or shall have modified or rescinded its recommendation thereof to Quixote's stockholders as being advisable and fair to and in the best interests of Quixote and its stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing;

         (h) by Parent in accordance with the last sentence of Section 7.1 within 30 days after Quixote shall have refused in writing to give the requested consent;

         (i) by Parent if Quixote or DMI shall breach any of their covenants or agreements contained in Section 8.8; or

         (j) by Parent or Quixote in accordance with Section 3.4 within 10 business days after the Purchase Price shall have been finally determined.

    The right of Parent to terminate this Agreement pursuant to this Section
12.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Parent, whether prior to or after the execution of this Agreement.

    12.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give written notice of such termination to the other parties to this Agreement.

    12.3. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than Sections 13.2 and 13.10) shall be terminated without further liability of any party to the other parties, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

    13.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that, except as otherwise provided in Article XI, the representations and warranties contained in Articles V and VI shall terminate on the third anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article V or VI or in any written information or certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section 13.1.

    13.2. CONFIDENTIAL NATURE OF INFORMATION. Each party hereto agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party hereto shall return all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Parent and Cinram, to their counsel, accountants, financial advisors or lenders and, in the case of Quixote and DMI, to their counsel, accountants or financial advisors). No party hereto shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets and the Business; PROVIDED, HOWEVER, that, after the Closing, Parent and Cinram may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Business or the Purchased Assets. Prior to the Closing, Parent and Cinram shall refrain from disclosing any confidential information to any employee of Parent or any of its Affiliates, other than the Chairman, President and Chief Executive Officer, the Vice-President of Finance and Chief Financial Officer and the Controller of Parent; and the President and Chief Executive Officer and the Director of Finance and Administration of Cinram. The obligation of each party hereto to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than the other parties hereto, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

    13.3. NO PUBLIC ANNOUNCEMENT. Parent and Quixote shall not, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either such party shall be so obligated by law or the rules of any stock exchange, in which case the other shall be advised and such parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; PROVIDED, HOWEVER, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with all applicable statutory or regulatory disclosure obligations. At the time of the signing of this Agreement, or as soon as practicable thereafter, Parent and Quixote shall jointly communicate such event, in form and substance reasonably acceptable to each, to the customers, suppliers and employees of the Business.

    13.4. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when delivered personally or sent by facsimile transmission (after receiving confirmation of receipt) or, if mailed, five days after the date of deposit in the United States mail, postage prepaid, or, if express mailed, one business day after delivery to a reputable over-night express mail courier, as follows:

    If to Parent or Cinram, to:

    Cinram Ltd.
    2255 Markham Road
    Scarborough, Ontario
    Canada M1B 2W3
    Attention: Mr. Isidore Philosophe
    Telecopy: (416) 298-0612

    with a copy to:

    Cinram U.S. Holdings
    1600 Rich Road
    Richmond, Indiana 47374
    Attention: Mr. David Rubenstein
    Telecopy: (317) 962-1399

    Fogler, Rubinoff
    Suite 4400 -- P. O. Box 95
    Royal Trust Tower, Toronto-Dominion Center
    Toronto M5K 1G8
    Attention: Norman May, Q.C.
    Telecopy: (416) 941-8852

    and

    Sidley & Austin
    One First National Plaza
    Chicago, Illinois 60603
    Attention: Joseph S. Ehrman, Esq.
    Telecopy: (312) 853-7036

    If to Quixote, to:

    Quixote Corporation
    One East Wacker Drive
    30th Floor
    Chicago, Illinois 60601
    Attention: Mr. Leslie J. Jezuit
    Telecopy: (312) 467-1356

    with a copy to:

    Quixote Corporation
    One East Wacker Drive
    30th Floor
    Chicago, Illinois 60601
    Attention: James H. DeVries, Esq.
    Telecopy: (312) 467-1356

    If to DMI, to:

    Disc Manufacturing Inc.
    One East Wacker Drive
    Chicago, Illinois 60601
    Attention: Mr. Myron R. Shain
    Telecopy: (312) 467-1356

    with a copy to:

    McBride, Baker & Coles
    500 West Madison Street
    40th Floor
    Chicago, Illinois 60661-2511
    Attention: Anne Hamblin Schiave, Esq.
    Telecopy: (312) 993-9350

Any party hereto may by notice given in accordance with this Section 13.4 to the other parties designate another address or Person for receipt of notices hereunder. Notices hereunder may be given by the attorney for any party hereto.

    13.5. SUCCESSORS AND ASSIGNS. (a) Except as otherwise provided in Section 13.16, the rights of the parties under this Agreement shall not be assignable prior to the Closing without the written consent of the other parties. Following the Closing, any party hereto may assign any of its rights hereunder, but no such assignment shall relieve the assigning party of any of its obligations hereunder.

    (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and permitted assigns of Cinram shall include, without limitation, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person (other than the parties hereto and their respective successors and permitted assigns) any right, remedy or claim under or by reason of this Agreement.

    13.6. ACCESS TO RECORDS AFTER CLOSING. (a) For a period of six years after the Closing Date, Quixote, DMI and their representatives shall have reasonable access to all of the books and records of the Business transferred to Cinram hereunder to the extent that such access may reasonably be required by Quixote or DMI in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. Such access shall be afforded by Cinram upon receipt of reasonable advance notice and during normal business hours. Except as otherwise expressly provided in Section 8.6, Quixote shall be solely responsible for all costs or expenses incurred pursuant to this Section 13.6(a). If Cinram shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Cinram shall, prior to such disposition, give Quixote a reasonable opportunity, at Quixote's expense, to segregate and remove such books and records as Quixote may select.

    (b) For a period of six years after the Closing Date, Parent, Cinram and their representatives shall have reasonable access to all of the books and records relating to the Business which Quixote, DMI or any of their Affiliates may retain after the Closing Date. Such access shall be afforded by Quixote, DMI and their Affiliates upon receipt of reasonable advance notice and during normal business hours. Parent shall be solely responsible for all costs and expenses incurred pursuant to this Section 13.6(b). If Quixote, DMI or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Quixote shall, prior to such disposition, give Parent a reasonable opportunity, at Parent's expense, to segregate and remove such books and records as Parent may select.

    13.7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, except that the Confidentiality Agreement shall survive. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

    13.8. INTERPRETATION. The headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein and the documents delivered pursuant hereto shall be construed with and as an integral part of this Agreement, to the same extent as if they were set forth verbatim herein.

    13.9. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties hereto entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to a particular party, such waiver is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

    13.10. EXPENSES; OTHER RIGHTS. (a) Each party hereto shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and, subject to Section 5.4, its accountants. The cost of the commitments for title insurance described in
Section 7.7 and the cost of the title insurance policies described in Section
9.6 shall be paid by Quixote. The cost of the surveys described in Section 7.7 shall be paid by Cinram.

    (b) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement shall be terminated pursuant to Section 12.1(g) or (ii)(A) the stockholders of Quixote shall not approve this Agreement and the transactions contemplated hereby at the Quixote Stockholder Meeting or any adjournment thereof prior to April 30, 1997 and (B) there shall have been a bona fide Takeover Proposal (a "Contemporaneous Takeover Proposal") which shall have been publicly disclosed at or prior to such meeting, Quixote shall, in addition to any other rights or claims available to Cinram under applicable law, immediately pay to Cinram an amount in cash equal to $4,250,000 plus Cinram's legal fees and expenses.

     (c) If (i) this Agreement shall be terminated by Parent or Quixote without Cinram having purchased the Business and the Purchased Assets and (ii) any Contemporaneous Takeover Proposal shall relate to the equity or assets of DMI, Quixote shall, in addition to making the payment required by Section 13.10(b), also offer to sell, transfer, assign, convey and deliver such equity or assets to Cinram at a purchase price equal to the price thereof specified in such Contemporaneous Takeover Proposal and upon the other terms and conditions set forth therein. Cinram shall have 15 days in which to accept or reject such offer.

    (d) If (i) this Agreement shall be terminated by Parent or Quixote without Cinram having purchased the Business and the Purchased Assets (other than by Quixote pursuant to Section 12.1(d) and (ii) no Contemporaneous Takeover Proposal shall have been consummated within 75 days after such termination, Cinram shall be offered the right to match any other or further Takeover Proposal (a "Later Takeover Proposal") received by Quixote or DMI prior to January 1, 1998 for the assets or equity of DMI. Cinram shall have 15 days in which to accept or reject such offer.

    (e) If prior to January 1, 1998, pursuant to any transaction between Parent or Cinram and any Person consummating a Contemporaneous Takeover Proposal or a Later Takeover Proposal, (i) Parent or Cinram shall acquire all or substantially all of the assets of DMI or all of the outstanding capital stock of DMI at a price less than what the Purchase Price (determined as provided in Article III) would have been had the Closing hereunder occurred and (ii) Cinram shall have received from Quixote the cash amount specified in Section 13.10(b), Cinram shall immediately pay to Quixote an amount in cash equal to the difference between such price (which shall be deemed to include any liabilities assumed by Parent or Cinram, as the case may be) and the Purchase Price, but not to exceed the cash amount so received by Cinram from Quixote.

     (f) The parties hereto shall cooperate fully, pursuant to advice from their respective counsel, with respect to all matters affecting California sales and real estate transfer Taxes that may become due and payable by Quixote, DMI, Cinram or the subsidiary referred to in the last paragraph of Section 2.1, whether prior to, at or after the Closing Date, as a result of the transactions contemplated hereby. The liability for such sales and real estate transfer Taxes, plus any interest due with respect thereto and any counsel fees or expenses of contesting the same, shall be paid 50% by Cinram and 50% by Quixote; PROVIDED, HOWEVER, that Quixote's liability therefor shall be limited to $250,000. Cinram shall pay all such sales and real estate transfer Taxes, plus any interest with respect thereto and any counsel fees or expenses of contesting the same, to the extent that the aggregate liability therefor shall exceed $500,000. Cinram agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from, or file Tax Returns with respect to, such sales and real estate transfer Taxes.

    13.11. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability, without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

    13.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

    13.13. FURTHER ASSURANCES. From time to time following the Closing, Quixote and DMI shall execute and deliver, or cause to be executed and delivered, to Cinram such other instruments of conveyance and transfer as Parent may reasonably request or as may be necessary in order to more effectively convey and transfer to, and vest in, Cinram, and put Cinram in possession of, any part of the Purchased Assets. In case any of the licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements, Government Permits and other commitments included in the Purchased Assets which cannot be transferred or assigned effectively without the consent of third Persons, which consent shall not have been obtained prior to the Closing, Quixote and DMI shall to cooperate with Cinram, at its request, in endeavoring to obtain such consent promptly thereafter; and if any such consent shall be unobtainable, Quixote and DMI shall use their best efforts to secure to Cinram the benefits of the unassigned instrument in some other manner (including the exercise of the rights of Quixote and/or DMI thereunder); PROVIDED, HOWEVER, that nothing in this
Section 13.13 shall relieve Quixote or DMI of their obligations under Section
7.3. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement, Government Permit or other commitment included in the Purchased Assets if an attempted assignment thereof, without the consent of another party thereto, would constitute a breach thereof.

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
    13.14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such state.

    13.15. SUBMISSION TO JURISDICTION. Parent, Cinram, Quixote and DMI each hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Chicago and waive any and all objections to jurisdiction that it may have under the laws of the United States or the State of Illinois. Parent and Cinram each designate CT Corporation System with offices on the date hereof at 208 South LaSalle Street, Suite 814, Chicago, Illinois 60604 as its agent to receive service of any and all process and documents on its behalf in any suit, action or proceeding referred to in the preceding sentence.

    13.16. SUBSTITUTION OF PURCHASER. Parent shall have the right to substitute any of its Affiliates as the purchaser of the Purchased Assets and the Business hereunder by written notice to Quixote, which notice shall be signed by Parent, Cinram and such Affiliate and shall contain such Affiliate's agreement to be bound by this Agreement and a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Article VI. Upon receipt of such notice, wherever the word "Cinram" appears in this Agreement (other than in this Section 13.16), such word shall be deemed to refer to such Affiliate in lieu of Cinram. Cinram shall, upon delivery of such notice, be discharged of all further liability and obligation hereunder.

    13.17. GUARANTEE OF PERFORMANCE. Parent hereby unconditionally guarantees, for the benefit of Quixote and DMI, the representations and warranties of Cinram (including any successor pursuant to Section 13.16) herein and the due and punctual performance of each of the obligations and covenants of Cinram (including any such successor) hereunder and under the instrument of assumption delivered pursuant to Section 4.3(d).

    13.18. PUNITIVE DAMAGES. In the event that any of the parties hereto shall file any action or suit against one or more of the other parties hereto, the party instituting such action or suit hereby waives any right to seek punitive or treble damages and shall limit its claims to compensatory damages.

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
    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                CINRAM LTD.

                                By
                                     ------------------------------------------
                                     (Title)
                                     -----------------------------------

                                CINRAM INC.

                                By
                                     ------------------------------------------
                                     (Title)
                                     -----------------------------------

                                QUIXOTE CORPORATION

                                By
                                     ------------------------------------------
                                     (Title)
                                     -----------------------------------

                                DISC MANUFACTURING, INC.

                                By
                                     ------------------------------------------
                                     (Title)
                                     -----------------------------------

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